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                                  EXHIBIT 4.3




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                       MCDONALD & COMPANY SECURITIES, INC.

                 PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN

                             Basic Plan Document 01

                                February 1, 1996



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                       McDonald & Company Securities, Inc.
                         Prototype Defined Contribution
                                 Retirement Plan
                                Table of Contents
                               -------------------

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                                                                                                               Page
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
Article I:        Preliminary Provisions..........................................................................1

                  1.1      Intent of Plan.........................................................................1
                  1.2      Interpretation.........................................................................1
                  1.3      Nonguarantee of Employment or Other Benefits...........................................1
                  1.4      Applicable Law; Severability...........................................................1

Article II:       Definitions.....................................................................................2


Article III:      Participation..................................................................................14

                  3.1      Computation of Eligibility Service:...................................................14
                           a.       Eligibility Computation Period...............................................14
                           b.       Service with Predecessor Employer............................................14
                  3.2      Commencement of Participation.........................................................14
                           a.       At Effective Date............................................................14
                           b.       After Effective Date.........................................................14
                  3.3      Termination of Participation..........................................................14
                  3.4      Participation After Reemployment......................................................14
                  3.5      Participation upon Return to Eligible Class...........................................15
                  3.6      Participation by Employees of Controlled or Affiliated Employers......................15
                  3.7      Employee Transfers....................................................................15
                  3.8      Participation by Owner-employees of More Than One Trade or Business...................15

Article IV:       Employer Contributions.........................................................................17

                  4.1      Contributions.........................................................................17
                  4.2      Allocation to Individual participant Accounts.........................................17
                  4.3      Return of Employer Contributions......................................................17
                  4.4      Forfeitures...........................................................................18
                           a.       Treatment and Allocation of Forfeited Amounts................................18
                           b.       Restoration of Forfeited Amounts.............................................18
                  4.5      Limited Effect of Allocation..........................................................19
                  4.6      Limitation on Allocations.............................................................19

Article V:        Employee Contributions.........................................................................23

                  5.1      Voluntary Employee Contributions Not Permitted........................................23
                  5.2      Rollover Contributions................................................................23
                  5.3      Transferred Contributions.............................................................23

Article VI:       401(k) Arrangement.............................................................................24

                  6.1      Definitions...........................................................................24
                  6.2      Participation.........................................................................26
                  6.3      Elective Deferrals....................................................................26

                                       i
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
                           a.       Compensation Reduction Election..............................................26
                           b.       Elective Deferral Contributions..............................................26
                           c.       Limitation on Elective Deferral Contributions................................26
                           d.       Distribution of Excess Deferrals.............................................27
                           e.       Actual Deferral Percentage Test..............................................27
                           f.       Distribution of Excess Contributions.........................................28
                  6.4      Matching Contributions; Qualified Matching Contributions..............................29
                           a.       Forfeitures and Vesting of Matching Contributions............................29
                           b.       Limitation on Matching Contributions.........................................29
                           c.       Distribution or Forfeiture of Excess Aggregate Contributions.................31
                  6.5      Qualified Nonelective Contributions...................................................32
                  6.6      Nonforfeitability of Certain Subaccounts..............................................32
                  6.7.     Distribution Requirements.............................................................32
                  6.8      Hardship Distribution.................................................................32
                  6.9      Top-Heavy Requirements................................................................34

Article VII:      Accounts and Valuation.........................................................................35

                  7.1      Establishment of Accounts.............................................................35
                  7.2      Establishment of Subaccounts..........................................................35
                           a.       Rollover Subaccount..........................................................35
                           b.       Transfer Subaccount..........................................................35
                           c.       Segregated Subaccount........................................................35
                           d.       Participant Loan Subaccount..................................................35
                           e.       Deductible Employee Contribution Subaccount..................................35
                           f.       Nondeductible Employee Contribution Subaccount...............................36
                           g.       Elective Deferral Subaccount.................................................36
                  7.3      Valuation and Allocation to Accounts..................................................37

Article VIII:     Investment of Contributions....................................................................38

                  8.1      Direction of Investments..............................................................38
                  8.2      Segregation of Accounts Before Retirement.............................................38
                  8.3      Participant Direction of Investments..................................................38
                           a.       Time and Manner of Investment Direction......................................38
                           b.       Cost of Investment...........................................................39
                           c.       Specified Funds..............................................................39
                           d.       Information to be Furnished to Participants..................................39
                           e.       Relief of Fiduciary Liability................................................39
                           f.       Participant at Investment Director...........................................40
                  8.4      Insurance Provisions..................................................................40
                           a.       Purchase of Life Insurance Policies..........................................40
                           b.       Applications.................................................................40
                           c.       Designation of Beneficiary of Insurance......................................40
                           d.       Payment of Premiums, Etc.....................................................41
                           e.       Disposition of Policies Upon Termination.....................................41
                           f.       Additional Provisions as to Insurer..........................................41

Article IX:       Time and Amount of Distribution................................................................42

                  9.1      Normal Retirement.....................................................................42
                  9.2      Early Retirement......................................................................42
                  9.3      Late Retirement.......................................................................42
                  9.4      Disability Retirement.................................................................42
                  9.5      Death Benefits........................................................................42
                  9.6      Termination, Resignation, or Discharge................................................42

                                       ii
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
                           a.       Vested Benefit Amount........................................................42
                           b.       Determining Service for Vesting..............................................42
                  9.7      Time of Payment.......................................................................43
                  9.8      Loans.................................................................................43
                           a.       In General...................................................................44
                           b.       Spousal Consent..............................................................44
                           c.       Default and Foreclosure......................................................44
                           d.       Special Limitations..........................................................45
                           e.       Limitation on Outstanding Loan Balance and Repayment.........................45
                  9.9      Withdrawals from Nondeductible Employee Contributions.................................45
                  9.10     Distribution of Certain Subaccounts...................................................45

Article X:        Method of Distribution.........................................................................46

                  10.1     Election of Participant Required......................................................46
                           a.       Limited Applicability........................................................46
                           b.       Payments of Vested Benefits of $3,500.00 or Less.............................46
                  10.2     Distribution Requirements.............................................................47
                           a.       General Rules................................................................47
                           b.       Limits on Distribution Periods...............................................47
                           c.       Determination of Amount to be Distribution Each Year.........................47
                           d.       Death Distribution Provisions................................................48
                           e.       Transitional Rule............................................................49
                  10.3     Optional Forms of Benefit.............................................................50
                  10.4     Joint and Survivor Annuity Requirements...............................................51
                           a.       Participants Covered.........................................................51
                           b.       Qualified Joint and Survivor Annuity.........................................51
                           c.       Qualified Preretirement Survivor Annuity.....................................51
                           d.       Notice Requirements..........................................................51
                           e.       Safe Harbor Rules............................................................52
                           f.       Transitional Rules...........................................................53
                  10.5     Eligible Rollover Distributions.......................................................54
                           a.       General......................................................................54
                           b.       Definitions..................................................................54

Article XI:       Participating Employers........................................................................56

                  11.1     Adoption of Plan by Two or More Employers.............................................56
                  11.2     Contribution to the Plan by Participating Employers...................................56
                  11.3     Allocation of Contributions and Forfeitures...........................................56
                  11.4     Delegation of Duties..................................................................56
                  11.5     Designation of Agent..................................................................56
                  11.6     Discontinuance of Participation.......................................................56
                  11.7     Use of Identical Trustee:.............................................................56

Article XII:      Top-Heavy Provisions...........................................................................57

                  12.1     Top-Heavy Plan........................................................................57
                  12.2     Top-Heavy Ratio.......................................................................57
                  12.3     Top-Heavy Minimum Benefit.............................................................58
                  12.4     Vesting if Plan is Top Heavy..........................................................59

Article XIII:     Amendment, Termination, and Merger.............................................................60

                  13.1     Amendment.............................................................................60
                           a.       Amendment by Sponsoring Organization.........................................60

                                       iv
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
                           b.       Amendment by Employer........................................................60
                           c.       Internal Revenue Service Approval............................................60
                           d.       Limitation on Amendment......................................................60
                           e.       Amendment of Vesting Schedule................................................60
                  13.2     Termination of Plan...................................................................61
                           a.       Termination of Plan by Employer..............................................61
                           b.       Termination by Death, Disability or Dissolution..............................61
                           c.       Vesting Upon Termination.....................................................61
                  13.3     Merger or Consolidation...............................................................61

Article XIV:      Administration of Plan.........................................................................62

                  14.1     Selection of Plan Administrator.......................................................62
                  14.2     Agents for Plan Administrator.........................................................62
                  14.3     Actions of Plan Administrator.........................................................62
                  14.4     Indemnification of Plan Administrator.................................................62
                  14.5     Facility of Payment...................................................................62
                           a.       Payment to Incapacitated Persons.............................................62
                           b.       Inability to Locate Payee....................................................62
                  14.6     Claims Procedure......................................................................62

Article XV:       Trust:  Duties and Powers of Trustee, Custodian and Investment Director........................64

                  15.1     Single Trust Fund.....................................................................64
                  15.2     Records and Reports...................................................................64
                  15.3     Compensation and Expenses of Trustee or Custodian.....................................64
                  15.4     Agents and Attorneys for Trustee......................................................64
                  15.5     Powers................................................................................64
                           a.       General Power Over Trust Funds...............................................64
                           b.       Investment Powers............................................................65
                           c.       Power to Vote Stock..........................................................65
                           d.       Right to Use Nominee.........................................................65
                           e.       Borrowing....................................................................65
                  15.6     Investment in Mutual Funds, Common Trust Funds, and Trustee Deposits..................65
                  15.7     Miscellaneous Provisions..............................................................66
                  15.8     Termination of Services of Trustee....................................................66
                  15.9     Appointment of Custodian..............................................................67
                  15.10    Establishment of Custodial Account....................................................67
                  15.11    Transmittal of Contributions to Custodial Account.....................................67
                  15.12    Disbursements for Custodial Account...................................................67
                  15.13    Records and Reports from Custodian....................................................67
                  15.14    Information for Participants; Voting..................................................68
                  15.15    Transfer, Resignation or Removal of Custodian.........................................68
                  15.16    Custodian's Responsibilities and Obligations..........................................68
                  15.17    Types of Investments..................................................................69
                  15.18    Duties of Investment Director.........................................................69

Article XVI:      Assignment of Benefits.........................................................................71

                  16.1     Rights not Assignable.................................................................71
                  16.2     Procedures for Reviewing Domestic Relations Orders....................................71

Article XVII:     Fiduciary Responsibility.......................................................................73

                  17.1     Prudent Man Rule......................................................................73
                  17.2     Responsibility for Agents.............................................................73

                                       iv

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
                  17.3     Liability While Not Acting as a Fiduciary.............................................73
                  17.4     Liability for Breach by Co-Fiduciary..................................................73
                  17.5     Prohibited Transactions...............................................................73

Article XVIII:    General Provisions.............................................................................75

                  18.1     Participants to Furnish Information...................................................75
                  18.2     Successors and Assigns................................................................75
                  18.3     Limitations of Liability..............................................................75
                  18.4     Agency and Court Proceedings..........................................................75
                  18.5     Application for Letter................................................................75

                                       v



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                       MCDONALD & COMPANY SECURITIES, INC.

                 PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN

                             BASIC PLAN DOCUMENT 01

                                  INTRODUCTION

         By executing the related Adoption Agreement, the Employer hereby establishes a Prototype Retirement Plan, effective as of the Effective Date listed in Item 4 of the Adoption Agreement. This Plan shall be known by the name set forth in the Adoption Agreement, and consists of the provisions of this document together with the Adoption Agreement.

                        ARTICLE I: PRELIMINARY PROVISIONS

1.1 INTENT OF PLAN: The Employer intends to establish a plan of retirement benefits for its eligible Employee, for the exclusive benefit of Participants and their Beneficiaries. This plan is intended to qualify as a retirement plan under applicable provisions of the Internal Revenue Code of 1986 (the Code).

1.2 INTERPRETATION: This Plan shall be interpreted and administered in a manner consistent with the requirements of the Code and the Employee Retirement Income Security Act of 1974 (ERISA). All discretionary powers granted to any party under this Plan shall be exercised in a nondiscriminatory manner. All provisions of this document and the Adoption Agreement shall be interpreted so as not to discriminate in favor of officers, shareholders, Highly-compensated Employees, Owner-employees or Self-employed Individuals.

1.3 NONGUARANTEE OF EMPLOYMENT OR OTHER BENEFITS: Neither this plan nor any payment of benefits shall be construed to create a contract of employment or in any way affect the right of Employer to suspend, discharge or discipline any employee, nor shall it give any participant or other person any legal or equitable right against the Employer, Plan Administrator, Investment Director, Sponsoring Organization, or Custodian except as may be specifically provided by the Plan or by federal law.

1.4 APPLICABLE LAW; SEVERABILITY: The Plan shall be construed and its validity determined according to the laws of the State of Ohio to the extent they are not preempted or superseded by ERISA or other applicable federal law. If any provision of this Plan is held illegal or invalid for any reason, this illegality or invalidity shall not affect the remaining parts of the Plan, and it shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan.



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                             ARTICLE II: DEFINITIONS

         The following words and phrases shall have the meaning set forth below when capitalized and used in the Plan or the Adoption Agreement, unless the context clearly indicates otherwise. Where appearing in the Plan or Adoption Agreement, the masculine shall include the feminine, and the singular shall include the plural, and vice versa, unless the context clearly indicates otherwise.

2.1 ACCOUNT means an Account established and held by the Trustee for an individual Participant, as described in Article VII. Unless the context clearly indicates otherwise, the term "Account" shall include any and all subaccounts established and held by the Trustee for the Participant.

2.2 ACCOUNTING PERIOD means the period used by the Employer for federal income tax or federal tax reporting purposes.

2.3 ACCRUED BENEFIT means the aggregate value of the Participant's Account balance derived from Employer contributions.

2.4 ADOPTION AGREEMENT means the Agreement signed by Employer, the Trustee, and the Sponsoring Organization under which Employer adopted this Plan, and which shall be considered a part of this Plan.

2.5. ANNUAL ADDITIONS means the sum of the following amounts credited to a Participant's Account for the Limitation Year:

         a.       Employer contributions;

         b.       Employee contributions;

         c.       forfeitures;

         d. amounts allocated, after March 31, 1984, to an individual medical account as defined in Section 415(1)(2) of the code, which is part of a pension or annuity plan maintained by the Employer;

         e. amounts derived from contributions paid or accrued after December 11, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee, as defined in Section 419A(d)(3) of the code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer; and

         f.       allocations under a simplified employee pension.

         For this purpose, any Excess Amount applied under Sections 4.6.(a)(3) or 4.6(b)(5) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

2.6 ANNUITY STARTING DATE means the first day of the first period for which an amount is paid as an annuity or any other form.

2.7 APPLICABLE LIFE EXPECTANCY means the Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year. If annuity payments commence in accordance with
Section 10.1 before the Required Beginning Date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the applicable calendar year is the year of purchase.

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2.8 BENEFICIARY means a person who will actually receive benefits from this Plan after and because of a Participant's death. The Beneficiary of a Participant shall be his Designated Beneficiary at the time of his death. If the Participant has not designated a beneficiary, or if his beneficiary designation does not comply with the requirements of Section 10.4, the Participant's Beneficiary shall be the first of the following groups in which there are any survivors: the Participant's Spouse on the date of his death, the Participant's children, the Participant's grandchildren, the Participant's parents, or the Participant's estate.

2.9 BREAK IN SERVICE means a 12-consecutive month period (computation period) during which the Participant does not complete more than 500 Hours of Service with the Employer.

2.10 CODE means the Internal Revenue code of 1986, as amended, and as it is hereafter amended, and any Regulations promulgated thereunder.

2.11 COMPENSATION means a Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation Section 1.62-2(c), and excluding the following:

         a. Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

         b. Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture:

         c. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

         d. Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are actually excludible from the gross income of the Employee).

         Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year. For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Section, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year.

Notwithstanding the preceding sentences, Compensation for a Participant in a defined contribution plan is permanently and totally disabled (as defined in Section 22(3)(3) of the Internal Revenue Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled participant may be taken into account only if the Participant is not a Highly-compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made. Compensation for purposes of determining allocations or other benefits under this Plan is defined in Section 2.49, Plan Compensation.

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2.12 CUSTODIAL ACCOUNT means the account established by the Trustee with the
Custodian (if the Employer has designated a Custodian) to maintain and invest the assets of the Plan. If the Employer has designated a Custodian and if the Employer has designated each Participant as the Investment Director in Item 9 of the Adoption Agreement, the Trustee shall establish a separate Custodial Account for each Participant's Account.

2.13 CUSTODIAN means the entity (if any) named by the Employer in Item 14 of the Adoption Agreement.

2.14 DATE OF EMPLOYMENT means the date on which an individual first completes an Hour of Service with Employer.

2.15 DEFINED BENEFIT FRACTION means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Section 415(b) and (d) of the Code or 140 percent of the highest average compensation, including any adjustments under
Section 415(b) of the Code.

         Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of
Section 415 of the Code for all limitation years beginning before January 1, 1987.

2.16 DEFINED CONTRIBUTION DOLLAR LIMITATION means $30,000.00 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year.

2.17 DEFINED CONTRIBUTION FRACTION means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current an all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Section 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant's Compensation for such year. If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986 the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the
Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

         The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

2.18 DESIGNATED BENEFICIARY means the individual who is designated by the Participant to be entitled to receive a benefit by reason of the Participant's death, according to the provisions of the Plan and in accordance with Section 401(a)(9) of the Code and the proposed regulations thereunder. The Designated Beneficiary of a married participant shall be his Spouse, notwithstanding any other designation he has made, unless such other designation is a Qualified Election.

2.19 DETERMINATION DATE means the last day of the preceding Plan Year for any Plan Year subsequent to the first Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that Plan Year.

2.20 DISABLED OR DISABILITY means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

2.21 DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Article X.

2.22 ERISA means the Employee Retirement Income Security Act of 1974, as amended, and as it is hereafter amended, and any Regulations promulgated thereunder.

2.23 EARLIEST RETIREMENT AGE means the earliest date on which, under Article IX of the Plan, and Item 10 of the Adoption Agreement, the Participant could elect to receive Retirement benefits.

2.24 EARNED INCOME means the net earnings from self-employment in the trade or business with respect to which the Plan is established for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

         Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

2.25 ELECTION PERIOD means the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to his Account balance as of the date of separation, the Election Period shall begin on the date of separation. The Election Period for a Participant who will not yet attain age 35 as of the end of any current Plan Year shall begin on the date of such election and end on the first day of the Plan Year in which the Participant will attain age 35; a new Election Period for the Participant will then begin on the first day of the Plan Year in which the Participant attains age 35.

2.26 ELIGIBILITY SERVICE means the service, if any, required under Item 5(A) of the Adoption Agreement in order to be eligible to participate in the Plan. Computation of Eligibility Service is described in Section 3.1 of this Plan.

2.27 EMPLOYEE means any eligible employee of the Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under
Section 414(b), (c), (m), or (o) of the Code.

         The term Employee shall also include (a) any Self-employed Individual who adopts the Plan, and (b) any Leased Employee deemed to be an employee of any employer described in the previous paragraph as provided in Sections 414(n) or
(o) of the Code.

2.28 EMPLOYER means the individual or entity adopting this Plan, any successor to such individual or entity, and any parent, subsidiary, member of a group of trades or businesses under common control, or affiliated entity with respect to the individual or entity (as defined under Section 414 of the Code), which also maintains this Plan.

2.29 EXCESS AMOUNT means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

2.30 HIGHEST AVERAGE COMPENSATION means the average Compensation for the three consecutive years of service with the Employer that produces the highest average. A year of service with the Employer is the 12-consecutive month period defined in Item 4(C) of the Adoption Agreement.

2.31 HIGHLY-COMPENSATED EMPLOYEE means both Highly-compensated Active Employees and Highly-compensated Former Employees.

         A Highly-compensated Active Employee includes any Employee who performs services for the Employer during the determination year and who, during the look-back year: (a) received Compensation from the Employer in excess of $75,000.00 (as adjusted pursuant to Section 415(d) of the Code); (b) received Compensation from the Employer in excess of $50,000.00 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (c) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly-compensated Employee also includes: (1) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and (2) Employees who are five percent owners at any time during the look-back year or determination year.

         If no officer has satisfied the Compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly-compensated Employee.

         For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

         A Highly-compensated Former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly-compensated Active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

         If an employee is, during a determination year or look-back year, a family member of either a five percent owner who is an active or former Employee or a Highly-compensated Employee who is one of the ten most Highly compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the five percent owner or top-ten Highly-compensated Employee shall be aggregated. In such case, the family member and five percent owner or top-ten Highly-compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and five percent owner or top-ten Highly-compensated Employee For purposes of this

Section, family member includes the Spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

         The determination of who is Highly-compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

2.32     HOURS OF SERVICE means:

         a. Each hour for which an Employee is paid or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed; and

         b. Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

         c. Each hour for which back pay, irrespective or mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period of periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         d. Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under
                  Section 414(b) of the Code) or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to
                  Section 414(o) of the Code.

                  Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) or Section 414(o) of the Code.

         e. Solely for purposes of determining whether a Break in Services for participation and vesting purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee, (2) by reason of a birth of a child of the Employee, (3) by reason of the placement of a child with the Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (A) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (B) in all other cases, in the following computation period.

2.33 IMMEDIATELY DISTRIBUTABLE means that any part of the Account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

2.34 INVESTMENT DIRECTOR means the party designated by the Employer in Item 9 of the Adoption Agreement to direct the Custodian in the investment of contributions and earnings of the Custodial Account.

2.35 KEY EMPLOYEE means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was (a) an officer of the Employer if such individual's Annual Compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, (b) an owner (or considered an owner under Section 318 of the code) of one of the ten largest interests in the Employer if such individual's Compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, (c) a five-percent owner of the Employer or (d) a one-percent owner of the Employer who has an Annual Compensation of more than $150,000.00. Annual Compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code. The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

         The determination of who is a Key Employee will be made in accordance with Section 416(i)(l) of the Code and the regulations thereunder.

2.36 LEASED EMPLOYEE means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (leasing organization) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

         A Leased Employee shall not be considered an Employee of the recipient if: (a) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludible from the Employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B), or Section 403(b) of the Code, (2) immediate participation, and
(3) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly-compensated workforce.

2.37     LEAVE OF ABSENCE means any of the following:

         a. That period of interruption of active employment of an Employee caused by entrance into the Armed Services of the United States under such circumstances that he becomes entitled to reemployment rights under the law, this period being deemed to terminate at the expiration of the reemployment rights;

         b. That period of interruption of active employment of an Employee granted by Employee at the Employee's request with the understanding that he will return to active employment at the expiration of the period, provided that the interruption of active employment does not exceed two years and is granted on a nondiscriminatory basis for a specified reason such as sickness, disability, research, study, pregnancy, or family responsibilities;

         c.       A period of layoff not to exceed two years; or

         d.       A period of jury duty.

2.38 LIFE EXPECTANCY and Joint and Last survivor Expectancy mean a period of time computed by use of the expected return multiples in Tables V and VI of
Section 1.72-9 of the Income Tax Regulations.

         Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in Section 10.2) by the time distributions are required to begin, Life Expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The Life Expectancy of a nonspouse Beneficiary may not be recalculated.

2.39 LIMITATION YEAR means the period specified in Item 4(C) of the Adoption Agreement. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

2.40 MASTER OR PROTOTYPE PLAN means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

2.41 MAXIMUM PERMISSIBLE AMOUNT means the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year, which shall not exceed the lesser of:

         a.       the Defined Contribution Dollar Limitation; or

         b. 25 percent of the Participant's Compensation for the Limitation Year.

The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Sections 415(1)(l) or 419a(d)(2) of the Code.

         If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  NUMBER OF MONTHS IN THE SHORT LIMITATION YEAR
                                       12

2.42 NORMAL RETIREMENT AGE is the age selected in Item 10(A) of the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.
2.43 OWNER-EMPLOYEE means an individual who is a sole proprietor, or who is a partner owning more than ten percent of either the capital or profits interest of the partnership.

2.44 PARTICIPANT means an Employee who has begun to participate in the Plan according to Section 3.2, and who has not ceased participation according to
Section 3.3. A participant is created as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Section 1.410(b)-3(a) of the Regulations.

2.45 PARTICIPATION DATE means the date or dates on which Employees may become Participants in the Plan, as specified in Item 5(C) of the Adoption Agreement.

2.46 PERMISSIVE AGGREGATION GROUP means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

2.47 PLAN means the program of retirement benefits established by Employer according to the provisions contained in this document and the Adoption Agreement, as named in the preamble of the Adoption Agreement.

2.48 PLAN ADMINISTRATOR means the individual or entity named in Item 2 of the Adoption Agreement, which shall be a named fiduciary of this Plan.

2.49 PLAN COMPENSATION means the amount of a Participant's W-2 earnings determined for the period selected by the Employer in Item 6(B) of the Adoption Agreement. For any Self-employed Individual covered under the Plan, Plan Compensation will mean Earned Income. Plan Compensation shall include only that compensation which is actually paid to an Employee while he is a Participant during the determination period. Except as provided elsewhere in this Plan, the determination period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the determination period shall be the Plan Year. If so elected by the Employer in Item 6(B) of the Adoption Agreement, Plan Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

         For years beginning on or after January 1, 1989, and before January 1, 1994, the annual Plan Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. For Plan Years beginning on or after January 1, 1994, the annual Plan Compensation of each Participant taken into account for determining all benefits provide under the Plan for any Plan Year shall not exceed $!50,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual Plan Compensation limit is an amount equal to the otherwise applicable annual Plan Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12. In determining the Plan Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted annual Plan Compensation limitation is exceeded, then (except for purposes of determining the portion of Plan Compensation up to the integration level, if this plan provides for permitted disparity) the limitation shall be prorated among the affected individuals in proportion to each such individual's Plan Compensation as determined under this Section prior to the application of this limitation.

         If Plan Compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the Plan Compensation for such prior determination period is subject to the applicable annual Plan Compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Plan Compensation limit in effect for determination periods beginning before that date is $200,000.

         In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Plan Compensation limit in effect for determination periods beginning before that date is $150,000.

2.50 PLAN YEAR means the 12-consecutive month period designated by the Employer in Item 4(B) of the Adoption Agreement.

2.51 PROJECTED ANNUAL BENEFIT means the annual retirement benefit (adjusted to an actuarially equivalent Straight Life Annuity if such benefit is expressed in a form other than a Straight Life Annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of a plan assuming:

         a. the Participant will continue employment until normal retirement age under the plan (or current age, if later); and

         b. the Participant's Compensation for the current limitation year and all other relevant factors used to determine benefits under the plan will remain constant for all future limitation years.

         Straight Life Annuity means an annuity payable in equal installments for the life of the Participant that terminated upon the Participant's death.

2.52 QUALIFIED ELECTION means a designation of beneficiary by the Participant, or a waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, which satisfies all of the following: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent); (c) the Spouse's consent acknowledges the effect of the election; (d) the Spouse's consent is witnesses by a Plan representative or notary public; and (e) the election designates a form of benefit payment which may not be changed without Spousal consent (or the Spouse expressly permits designations by the Participant without any further Spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver which does not satisfy (a) through (e) above will be deemed a Qualified Election.

         Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to that Spouse. A consent that permits designations by the Participant without any requirement of further consent by the Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits; the number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 10.4(d).

2.53 QUALIFIED JOINT AND SURVIVOR ANNUITY means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance. The percentage of the survivor annuity under the Plan shall be 50%.

2.54 REQUIRED AGGREGATION GROUP means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and
(b) any other qualified plan of the Employer which enables a plan described in
(a) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

2.55 REQUIRED BEGINNING DATE means the first day of April of the calendar year following the calendar year in which the participant attains age 70 1/2.

         a. FIVE-PERCENT OWNER. A Participant is treated as a five-percent owner for purposes of this Section if such participant is a five-percent owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is tope heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66 1/2 or any subsequent Plan Year.

         b. Once distributions have begun to a five-percent owner under this Section, they must continue to be distributed even if the Participant ceases to be a five-percent owner in a subsequent year.

         The Required Beginning Date of a Participant who attains age 70 1/2 before January 1, 1988, shall be determined in accordance with (c) or (d) below:

         c. PARTICIPANTS OTHER THAN FIVE-PERCENT OWNERS. The Required Beginning Date of a Participant who is not a five-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70 1/2occurs.

         d. FIVE-PERCENT OWNERS. The Required Beginning Date of a Participant who is a five-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                  1. the calendar year in which the Participant attains age 70 1/2, or

                  2. the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a five-percent owner, or the calendar year in which the participant retires.

         The Required Beginning Date of a Participant who is not a five-percent owner and who attains age 70 1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

2.56 SELF-EMPLOYED INDIVIDUAL means an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

2.57 SPONSORING ORGANIZATION means McDonald & Company Securities, Inc., and any entity which is a successor thereto.

2.58 SPOUSE (SURVIVING SPOUSE) means the lawful spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse and a current spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code.

2.59 TRUSTEE means the individuals or entities named in Item 1(C) of the Adoption Agreement (referred to both individually and collectively as "Trustee") and successor, if any, each of which shall be a named fiduciary hereunder.

2.60 VALUATION DATE means the date or dates elected by the Employer in Item 4(D) of the Adoption Agreement as of which Account balances or Accrued Benefits are valued.

2.61 VESTED ACCOUNT BALANCE means the aggregate value of the Participant's Vested Accrued Benefit plus any Nondeductible or Deductible Employee Contribution Subaccount, Elective Deferral Subaccount,

Rollover Subaccount, and Transfer Subaccount as provided in Article VII, whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life, adjusted as follows:

         a. The Vested Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date, and decreased by distributions made in the valuation calendar year after the Valuation Date.

         b. For purposes of paragraph (a), if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

2.62 VESTED ACCRUED BENEFIT means the nonforfeitable portion of a Participant's Accrued Benefit, as provided in Article IX, and which a Participant or his Beneficiary shall have an unconditional and legally enforceable right to receive.

2.63 YEAR OF SERVICE is a 12-consecutive month period (computation period) during which the Employee completes at least 1,000 Hours of Service.

                           ARTICLE III: PARTICIPATION

3.1      COMPUTATION OF ELIGIBILITY SERVICE:

         a. ELIGIBILITY COMPUTATION PERIOD. If the Employer has specified a service requirement in Item 5(A) of the Adoption Agreement, then for purposes of determining Years of Service and Breaks in Service for purposes of eligibility, the initial eligibility computation period is the 12-consecutive month period beginning on the Employee's Date of Employment. The succeeding 12-consecutive month period beginning on the Employee's Date of Employment. The succeeding 12-consecutive month periods commence with the first anniversary of the Employee's Date of Employment. Years of Service and Breaks in Service will be measured on the same eligibility computation period.

         b. SERVICE WITH PREDECESSOR EMPLOYER. If the Employer maintains the plan of a predecessor employer, service with the predecessor employer will be treated as service with the Employer.

3.2      COMMENCEMENT OF PARTICIPATION:

         a. AT EFFECTIVE DATE. Each Employee who has satisfied the eligibility requirements specified in Item 5(A) of the Adoption Agreement on the Effective Date shall become a Participant in this Plan as of that date. If this Plan is a restatement of a plan maintained by Employer or is a replacement or successor to the previous plan maintained by Employer, each Employee who, on the Effective Date, was a participant in the plan prior to the restatement or who was a Participant in the prior plan, shall be a Participant in this Plan as of the Effective Date.

         b. AFTER EFFECTIVE DATE. Each Employee who did not become a Participant on the Effective Date will become a Participant on the Participation Date specified in Item 5(C) of the Adoption Agreement.

3.3 TERMINATION OF PARTICIPATION: An Employee who has become a Participant shall cease to be a Participant on the first Participation Date on which he satisfies both of the following:

         a. he is no longer an Employee or no longer satisfies any one of the requirements specified in Item 5(A) of the Adoption Agreement; and

         b. he has received or has been deemed to receive distribution of his entire Vested Accrued Benefit.

3.4 PARTICIPATION AFTER REEMPLOYMENT: If the Years of Service required for 100% Vesting selected by the Employer under Item 12(A) of the Adoption Agreement equal the Years of Service required for eligibility selected by the Employer under Item 5(A) of the Adoption Agreement, then if an Employee has a Break in Service before satisfying the requirement of Item 5(A) of the Adoption Agreement, any service before the Break in Service will be disregarded. If the Employer has selected options other than the foregoing, then, in the case of a Participant who does not have any nonforfeitable right to the Account balance derived from Employer contributions, Years of Service before a period of consecutive one-year Breaks in Service will be disregarded in computing Eligibility Service if the number of consecutive one-year Breaks in Service in such period equals or exceeds the greater of five or the Participant's aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service.

         If a Participant's Years of Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding paragraph, such participant shall continue to participate in the Plan, or if terminated, shall participate immediately upon reemployment.

3.5 PARTICIPATION UPON RETURN TO ELIGIBLE CLASS: In the event a Participant no longer meets the requirements of Item 5(A) of the Adoption Agreement and therefore becomes ineligible to participate, but has not incurred a Break in Service, such Employee will participate immediately upon return to a class of Employees satisfying the requirements of Item 5(A) of the Adoption Agreement. If such Participant incurs a Break in Service, eligibility will be determined under the Break in Service Rules of the Plan. In the event an Employee who has been ineligible to participate in the Plan because he did not meet the eligibility requirements of Item 5(A) of the Adoption Agreement becomes eligible to participate in the Plan, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

3.6 PARTICIPATION BY EMPLOYEES OF CONTROLLED OR AFFILIATED EMPLOYERS: If Employer is a member of an affiliated service group (as defined in Section 414(m) of the Code), a controlled group of corporations (as defined in Section 414(b) of the Code), a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or any other group defined under Section 414(o) of the Code, an Employee will receive credit for any Hours of Service rendered on behalf of any related employer. These Hours of Service will count in determining Eligibility Service and the right to accrue benefits and in determining service for vesting; however, an Employee shall not become a Participant in this Plan if the employer for which is rendering services at the time he would first be eligible to participate has not adopted this Plan. Employees of related employers shall be treated as employed by a single employer for purposes of the employee benefit requirements listed in Section 414(m)(4) of the Code.

3.7 EMPLOYEE TRANSFERS: If an Employee is transferred between Participating Employers, the Employee shall carry with him his accumulated service. A transfer shall not be considered a termination of employment under the Plan, and the Participating Employer to which the Employee is transferred shall be obligated under the Plan with respect to the transferred Employee in the same manner as was the Participating Employer from whom the Employee was transferred. After the transfer, the Account balance of the transferred Employee shall be administered and accounted for as the responsibility of the Participating Employer to whom the participant is transferred.

3.8 PARTICIPATION BY OWNER-EMPLOYEES OF MORE THAN ONE TRADE OR BUSINESS: If this Plan provides contributions or benefits for one or more Owner-employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for such other trades or businesses must, when looked at as a single plan, satisfy Sections 401(a) and (d) of the Code for the Employees of this and all other trades or businesses.

         If the Plan provides contributions or benefits for one or more Owner-employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than those provided for Owner-employees under this Plan.

         If an individual is covered as an Owner-employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for such individual under the most favorable plan of the trade or business which is not controlled.

         For purposes of the preceding paragraphs, an Owner-employee, or two or more Owner-employees, will be considered to control a trade or business if the Owner-employee, or two or more Owner-employees together:

         a. own the entire interest in an unincorporated trade or business; or

         b. in the case of a partnership, own more than 50 percent of either the capital interest or the profits interest in the partnership.

         For purposes of the preceding sentence, an Owner-employee, or two or more Owner-employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-employee, or such two or more Owner-employees, are considered to control within the meaning of the preceding sentence.

                       ARTICLE IV: EMPLOYER CONTRIBUTIONS

4.1 CONTRIBUTIONS: At any time during the Accounting Period or at any other time permitted under Section 404(a)(6) of the Code, Employer may make deductible contributions to the Trust or Custodial Account, in cash, on behalf of each Participant entitled to receive an allocation under Section 4.2 or under Article
VI. Item 6(A) of the Adoption Agreement specifies the required amount of contribution, if any. If a Participant is not entitled to the full contribution specified in Item 6(A) due to the limitations of Section 415 of the Code (which are described in Section 4.6 of this Plan), then the Employer contribution for that Participant shall be reduced to the amount to which the Participant is actually entitled. If the Employer maintains both a Profit-Sharing Plan and a Money Purchase Pension Plan under this Prototype Plan, only one of the two plans may provide for disparity in contributions as permitted under Section 401(1) of the Code.

4.2 ALLOCATION TO INDIVIDUAL PARTICIPANT ACCOUNTS: The Plan Administrator shall allocate the amounts contributed for that Plan Year to the Accounts of the Participants entitled to an allocation. The amounts contributed shall be allocated to each Participant's Account as provided in this Section 4.2, according to the Employer's election in Item 6(A) of the Adoption Agreement. A Participant shall be entitled to an allocation of the Employer contribution and forfeitures, if any, according to the requirements selected by the Employer in
Item 6(C) of the Adoption Agreement. In the event that a Plan Year is less than 12 months, the number of Hours of Service required for entitlement to an allocation of Employer contributions and forfeitures (if any) shall be equal to the Hours of Service required for a full Plan Year multiplied by a fraction, the numerator of which is the number of months in the shortened Plan Year and the denominator of which is 12.

4.3 RETURN OF EMPLOYER CONTRIBUTIONS: Except as otherwise provided in this Section and Section 4.6, all contributions by Employer to the Trust or Custodial Account shall be irrevocable but only if they are determined to be deductible by the Employer under the Code. The deductible contributions and any income thereon may not be diverted t or used for any purpose other than the exclusive benefit of the participants or their Beneficiaries. Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

         In the event that the Commissioner of the Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for qualification is made by the time prescribed by law for filing the Employer's tax return for the taxable year in which the Plan is adopted, or such later date as the secretary of the Treasury may prescribe. If an Employer contribution is made by reason of a good faith mistake in determining the deductibility of the contribution, the contribution may be returned to Employer within one year after the disallowance of its deduction. The amount returned to Employer under the preceding sentences shall not exceed the lesser of:

         a.       the amount contributed due to such mistake; or

         b. if the over-contribution preceded the most recent previous Valuation Date and if, as of such date, there was a loss in the value of the entire fund since the next most recent previous Valuation Date (excluding current year contributions), the amount contributed due to such mistake, less an amount determined as follows:

                  1. determine the percentage of loss in the fund value between the two Valuation Dates;

                  2. multiply the percentage obtained in (1) by the amount of the over-contribution;

                  3. multiply the number obtained in (2) by the number of full months between the date of the contribution due to such mistake and the next succeeding Valuation Date;

                  4. divide the number obtained in (3) by the number of months between the two Valuation Dates.

4.4 FORFEITURES: No forfeitures will occur solely as a result of an Employee's withdrawal of Employee contributions. If an Employee terminates service, and elects, in accordance with the provisions of Articles IX and X, to receive the value of the Employee's Vested Accrued Benefit, the nonvested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the Account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer derived Account balance. If a Participant has no Vested Accrued Benefit at the time of his termination of employment, he shall be deemed to have received a distribution of his entire Vested Accrued Benefit at the time of his termination of employment, and to have forfeited his entire Account balance.

         a. TREATMENT AND ALLOCATION OF FORFEITED AMOUNTS. If all or any portion of a Participant's Accrued Benefit is forfeited in accordance with this Section and Section 9.6, the forfeited amount shall be held by the Plan until the last Valuation Date in the Plan Year in which the Participant receives distribution of his Vested Account balance. On that date, the value of the forfeited portion shall be used first to restore any previously forfeited amounts as required under Section 4.4(b) of this Plan. If there are any forfeited portions available after that allocation, they may be applied to reduce the amount of any required Employer contribution for the next Plan Year. If any forfeiture amounts remain after that allocation, they shall be allocated to the Account of each Participant entitled to an allocation of Employer's contribution for the Plan Year in the ratio which the Participant's Plan Compensation bears to the total Plan Compensation of all Participants entitled to an allocation of the Employer contribution for that Plan Year. If any forfeited amounts are held by the Plan at the time of the termination of this Plan, these amounts shall be allocated to each Participant's Account in the ratio that each Participant's Plan Compensation bears to the total Plan Compensation of all Participants entitled to an allocation of the Employer contribution for the Plan Year during which the termination occurs.

         b. RESTORATION OF FORFEITED AMOUNTS. Under certain circumstances, the forfeited portion of a Participant's Accrued Benefit must be restored to the Participant's Account. If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary. If that Participant is reemployed, the following rules apply:

                  1. If the Participant has not received a distribution of his Vested Accrued Benefit and is reemployed before incurring five or more consecutive Breaks in Service, the forfeited portion must be restored to the Participant's Account. To the extent possible, current forfeitures shall be used to restore the Participant's Account. If current forfeitures are insufficient to restore the Participant's Account, unallocated earnings shall next be used to restore the Account. If necessary, a special Employer contribution shall be made subject to the limitations of the Code.

                  2. If a Participant receives a distribution pursuant to this Section and the Participant resumes employment covered under this Plan, the Participant's Employer-derived Account Balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of five years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five consecutive one-year Breaks in Service following the date of the distribution.

                  3. If a Participant is deemed to receive a distribution pursuant to this Section, and the Participant resumes employment covered under this Plan before the date the Participant incurs five consecutive one-year Breaks in Service, upon the reemployment of such Participant, the Employer-derived Account Balance of the Participant will be restored to the amount on the date of such deemed distribution.

                  4. Regardless of whether the Participant has received or was deemed to have received a distribution of his Vested Accrued Benefit, if he is reemployed after incurring five or more consecutive Breaks in Service, the forfeited portion of his Account shall not be restored.

4.5 LIMITED EFFECT OF ALLOCATION: The fact that an allocation of contributions, forfeitures, or earnings is made shall not, by itself, vest in any Participant or Beneficiary a right or interest in any specific asset or portion of the Plan. If an allocation of contributions, forfeitures, earnings or losses is incorrectly made, the Plan Administrator shall direct the Trustee to reallocate amounts to the extent necessary to correct the error.

4.6      LIMITATION ON ALLOCATIONS:

         a. If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer, or a welfare benefit fund (as defined in Section 419(e) of the Code), maintained by the Employer, or an individual medical account (as defined in Section 415(1)(2) of the Code) maintained by the Employer, or a simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer, which provides an Annual Additional the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

                  1. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

                  2. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

                  3. If, pursuant to Section 4.6(a)(2), or as a result of the allocation of forfeitures, there is an Excess Amount, the excess will be disposed of as follows:

                           A. Any nondeductible voluntary Employee contributions to the extent they would reduce the Excess Amount, will be returned to the Participant;

                           B. If after the application of paragraph (A) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

                           C. If after the application of paragraph (A) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

                           D. If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer contributions may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Participants for former Participants.

                  b. This Section 4.6(b) applies if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer, that provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under the other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified master and prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year. If the Employer maintains more than one type of plan under this Prototype Plan, the Annual

                           Additions with respect to the Participant under a Profit-Sharing Plan shall be reduced first, the Annual Additions to a Money Purchase Pension Plan shall be reduced next, and the Annual Additions to a Target Benefit Plan shall be reduced last.

                           1. Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 4.6(a)(1).

                           2. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

                           3. If, pursuant to Section 4.6(b)(2) or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

                           4. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributable to this Plan will be the product of:

                                    A.       the total Excess Amount allocated
                                             as of such date; times

                                    B.      the ratio of (i) the Annual
                                            Additions allocated to the
                                            Participant for the Limitation Year
                                            as of such date under this Plan to
                                            (ii) the total Annual Additions
                                            allocated to the Participant for the
                                            Limitation Year as of such date
                                            under this and all the other
                                            qualified master or prototype
                                            defined contribution plans.

                           5. Any Excess Amount attributable to this Plan will be disposed of in the manner described in Section 4.6(a)(3).

                  c. If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with Section 4.6(b) as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations in
                           Item 7(A) of the Adoption Agreement.

                  d. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with Item 7(B) of the Adoption Agreement.

                  e. For purposes of this Section 4.6, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h)) or affiliated service groups (as defined in
                           Section 414(m) of the Code) of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Regulations under Section 414(o) of the Code.

                        ARTICLE V: EMPLOYEE CONTRIBUTIONS

5.1 VOLUNTARY EMPLOYEE CONTRIBUTIONS NOT PERMITTED: The Plan will not accept any nondeductible Employee contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer. Employee Contributions for Plan Years beginning after December 31, 1986, together with any Matching Contributions as defined in Section 401(m). If this Plan is a replacement for any prior plan which permitted voluntary Employee contributions, the following provisions apply:

         a. Employee contributions and earnings thereon will be nonforfeitable at all times.

         b. The Plan will not accept Deductible Employee Contributions which are made for a taxable year beginning after December 31, 1986. Deductible Employee Contributions made for taxable years beginning before January 1, 1987, will be maintained in a separate subaccount which will be nonforfeitable at all times. This Subaccount will share in gains and losses under the Plan in the same manner as described in Article VII of the Plan. No part of the Deductible Employee Contribution Subaccount will be used to purchase life insurance. Subject to Section 10.4 (if applicable), the Participant may withdraw any part of his Deductible Employee Contribution Subaccount by making a written application to the Plan Administrator.

5.2 ROLLOVER CONTRIBUTIONS: If the Employer has elected to permit Rollover Contributions under Item 8(A) of the Adoption Agreement, an Employee may request that the Trustee or Custodian accept cash or other property representing his interest in another qualified retirement plan, including a plan previously maintained by this Employer. This cash or property may be received from the Employee no later than 60 days after he has received a qualifying rollover distribution, as defined in Section 402(a)(5)(D) of the Code. The Employee's interest in this cash or other property received shall be fully vested and nonforfeitable. No cash or other property will be accepted by this Plan which is attributable to deductible or nondeductible voluntary contributions of the Employee or contributions to an Individual Retirement Account or Individual Retirement Annuity. Any assets received by the Trustee or Custodian in accordance with this Section shall be recorded in a separate subaccount on this Accrued Benefit from Employer's contributions. However, the Trustee or Investment Director, either upon the Employee's request or on its own initiative, may require that such assets be segregated and invested in another manner. This Subaccount shall be distributable at the same time and in the same manner as are the other funds of this Plan.

5.3 TRANSFERRED CONTRIBUTIONS: If the Employer has elected to permit this Plan to receive funds transferred from other qualified plans according to Item 8(B) of the Adoption Agreement, an Employee may request to transfer to the Trust or Custodial Account cash or other property representing this interest in another qualified retirement plan, including a plan previously maintained by this Employer. No cash or other property will be accepted by this Plan which is attributable to deductible voluntary contributions of the Employee or contributions to an Individual Retirement Account or Individual Retirement Annuity. This cash or property shall be received directly from the other qualified plan in a trustee-to-Trustee, custodian-to Trustee, or Custodian to Custodian transfer. The Employee's interest in this cash or other property transferred to the Trustee or Custodian shall be fully vested and nonforfeitable. Any assets received by the Trustee or Custodian in accordance with this Section shall be recorded in a separate subaccount on the books of this Plan and shall be invested in the same manner as a Participant's Accrued Benefit from Employer's contributions. However, the Trustee or Investment Director, either upon the Employee's request or on its own initiative, may require that such assets be segregated and invested in another manner. This Subaccount shall be distributable at the same time and in the same form as are other funds of this Plan, except that distribution of any funds from this Subaccount which were subject to requirements similar to Section 10.4 of this Plan (without regard to Section 10.4(e)) shall be distributed only in accordance with Section 10.4.

                         ARTICLE VI: 401(K) ARRANGEMENT

         If, and only if, the Employer has elected in the Adoption Agreement to include a 401(k) Arrangement, the provisions of this Article VI shall be operative and shall take precedence over any conflicting provisions in this Plan. All ratios and percentages referenced in this Article VI shall be calculated to the nearest hundredth.

6.1 DEFINITIONS: The following terms shall have the meanings specified when initially capitalized and used throughout this Article VI and the Adoption Agreement.

         a. ACTUAL DEFERRAL PERCENTAGE (ADP) means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of
                  (1) the amount of certain Employer contributions actually paid over to the Trust or Custodial Account on behalf of such Participant for the Plan Year, or (2) the Participant's Plan Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). For purposes of the ADP, Employer contributions on behalf of any Participant shall include: (A) any elective Deferrals made pursuant to the Participant's deferral election of Section 6.3, including Excess Elective Deferrals of Highly-compensation Employees, but excluding (i) Excess Elective Deferrals of Nonhighly-compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this Employer, and (ii) elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (B) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

         b. AGGREGATE LIMIT means the sum of (1) 125 percent of the greater of the ADP of the Participants who are Nonhighly-compensated Employees for the Plan Year or the ADP of the Participants who are Nonhighly-compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the 401(k) Arrangement, and (2) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in
                  (1) above, and " greater" is substituted for "lesser" after "two plus the" in (2) if it would result in a larger Aggregate Limit.

         c. AVERAGE CONTRIBUTION PERCENTAGE (ACP) means the average of the Contribution Percentages of the Eligible Participants in a group.

         d. CONTRIBUTION PERCENTAGE means the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Plan Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

         e. CONTRIBUTION PERCENTAGE AMOUNT means the sum of the Matching Contributions and Qualified Matching Contributions (to the extent not taken into Account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the Contributions to which they related are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test of Section 6.3(d) is met before the Elective Deferrals are used in the ACP test of Section 6.4(b), and the ADP test continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

         f. ELECTIVE DEFERRAL means any Employer contribution made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to any of the following: an election to defer under any qualified cash or deferred arrangement ("CODA") as described in Section 401(k) of the Code; any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code; any plan as described under Section 501(c)(18); or the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals property distributed as excess Annual Additions.

         g. ELIGIBLE PARTICIPANT means any Employee who is eligible to make an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution.

         h. EXCESS AGGREGATE CONTRIBUTION means, with respect to any Plan Year, the excess of:

                  1. The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly-compensated Employees for such Plan Year, over

                  2. The maximum Contribution Percentage Amounts permitted by the ACP test of Section 6.4(b) (determined by reducing contributions made on behalf of Highly-compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages). The determination of Excess Aggregate Contributions shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

         i. EXCESS CONTRIBUTION means, with respect to any Plan Year, the excess of:

                  1. The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly-compensated Employees for such Plan Year, over

                  2. The maximum amount of such contributions permitted by the ADP test of Section 6.3(e) (determined by reducing contributions made on behalf of Highly-compensated Employees in order of the ADPs, beginning with the highest of such percentages). Excess Contributions shall be treated as Annual Additions under the Plan.

         j. EXCESS ELECTIVE DEFERRALS means those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under Section 402(g). Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

         k. 401(K) PARTICIPANT means a Participant who satisfies the requirements of Section 6.2, and who makes the compensation reduction election of Section 6.3

         l. MATCHING CONTRIBUTION means an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee contribution made by such Participant, or on account of a Participant's Elective Deferral under a plan maintained by the employer.

         m. QUALIFIED MATCHING CONTRIBUTIONS means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code.

         n. QUALIFIED NONELECTIVE CONTRIBUTIONS means contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participant's Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

6.2 PARTICIPATION: Each Employee who, either on or after the Effective Date, elects the Eligibility requirements for this 401(k) Arrangement (as selected by the Employer in Item 5(B) of the Adoption Agreement) shall be entitled to make the election provided in Section 6.3.

6.3      ELECTIVE DEFERRALS:

         a. COMPENSATION REDUCTION ELECTION. An Employee who is eligible to become a 401(k) Participant may elect to either (1) receive his full Plan Compensation directly in cash; or (2) reduce his Plan Compensation and have the Employer make corresponding payments as contributions to the Plan on the 401(k) Participant's behalf in accordance with his compensation reduction election. Any such election must be filed with the Plan Administrator before the Participation Date on which it is to be effective, or such other dates as designated by the Plan Administrator, and will become effective as soon as administratively feasible following the date it is so filed. A 401(k) Participant may modify or revoke his election at any time, provided that any such change will become effective only when filed with the Plan Administrator. Any election filed by a 401(k) Participant under this Section will remain in effect until it is modified or revoked by the 401(k) Participant.

         b. ELECTIVE DEFERRAL CONTRIBUTIONS. For each 401(k) Participant who has filed the Compensation reduction election of Section 6.3(a), the Employer shall contribute to the Plan an amount equal to the amount by which the Participant's Plan Compensation is reduced. The Employer shall contribute these Elective Deferral amounts to the Plan within 30 days after each time the 401(k) Participant receives any payment of reduced Plan Compensation.

         c. LIMITATION ON ELECTIVE DEFERRAL CONTRIBUTIONS. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, which exceed the dollar limitation of
                  Section 402(g) of the Code in effect at the beginning of such taxable year.

         d. DISTRIBUTION OF EXCESS DEFERRALS. A Participant may assign to this Plan any Excess Elective Deferral he has made during his taxable year to this or any other plan maintained by the Employer. To make this assignment, the Participant shall so notify the Plan Administrator on or before the date specified in the Adoption Agreement of the amount of the Excess Elective Deferrals to be assigned to this Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year. Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of:

                  1. Income or loss allocable to the Participant's Elective Deferral Subaccount for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and

                  2. Ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

         e.       ACTUAL DEFERRAL PERCENTAGE TEST.

                  1. The Actual Deferral Percentage ("ADP") for Participants who are Highly-compensated Employees for each Plan Year and the ADP for Participants who are Nonhighly-compensated Employees for the same Plan Year must satisfy one of the following tests:

                           A.       The ADP for Participants who are
                                    Highly-compensated Employees for the Plan
                                    Year shall not exceed the ADP for
                                    Participants who are Nonhighly-compensated
                                    Employees for the same Plan Year multiplied by 1.25; or

                           B.       The ADP for Participants who are
                                    Highly-compensated Employees for the Plan
                                    Year shall not exceed the ADP for
                                    Participants who are Nonhighly-compensated
                                    Employees for the same Plan Year multiplied by two, provided that the ADP for Participants who are Highly-compensated Employees does not exceed the ADP for Participants who are Nonhighly-compensated Employees by more than two percentage points.

                  2. The ADP for any Participant who is a Highly-compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly-compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under
                           Section 401(k0 of the Code.

                  3. In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of the Employees as if all such plans were a single plan. For plan years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year.

                  4. For purposes of determining the ADP of a Participant who is a five-percent owner or one of the ten most highly-paid Highly-compensated Employees, the Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions or both, if treated as Executive Deferrals for purposes of the ADP test) and Plan Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Nonelective Contributions and Qualified Matching Contributions, or both) and Plan Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code). Family Members, with respect to such Highly-compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Nonhighly-compensated Employees and for Participants who are Highly-compensated Employees.

                  5. For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

                  6. The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                  7. The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         f. DISTRIBUTION OF EXCESS CONTRIBUTIONS. Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions are allocated for the preceding Plan Year. If such Excess Contributions are distributed more than two and one-half months after the last day of the Plan Year in which they arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly-compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the Family Members in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each Family Member that is combined to determine the combined ADP.

                  Excess Contributions shall be treated as Annual Additions under the Plan.

                  Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (1) income or loss allocable to the participant's Elective Deferral Subaccount (and, if applicable, the Qualified Nonelective Contribution Subaccount or the Qualified Matching Contribution Subaccount, or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such months. Excess Contributions shall be distributed from the Participant's Elective Deferral Subaccount and Qualified Matching Contribution Subaccount (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extend used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contribution Subaccount only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Subaccount and Qualified Matching Contribution Subaccount.

6.4 MATCHING CONTRIBUTIONS; QUALIFIED MATCHING CONTRIBUTIONS. If elected in Item 6(A)(ii)(a) and Item 6(A)(ii)(b) of the Adoption Agreement, the employer will make Matching Contributions or Qualified Matching Contributions. These Matching Contributions or Qualified Matching Contributions (or both) may either be discretionary contributions or required contributions, depending on the election of the Employer in the Adoption Agreement.

If the Employer has elected to make Matching Contributions in the Adoption Agreement, and if the Employer actually makes Matching Contributions, the Employer shall make such Matching Contributions and Qualified Matching Contributions to the Participants which the Employer has designed in Item 6(A)(ii)(a)(2) and Item 6(A)(ii)(b)(3) of the Adoption Agreement.

         a. FORFEITURES AND VESTING OF MATCHING CONTRIBUTIONS. Matching Contributions shall be vested according to the Employer's election in the Adoption Agreement. Matching Contributions shall be fully vested at Normal Retirement Age, upon the complete or partial termination of this Plan, or upon the complete discontinuance of Employer contributions. Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 4.4.

         b.       LIMITATION ON MATCHING CONTRIBUTIONS.

                  1. The Average Contribution Percentage (ACP) for Participants who are Highly-compensated Employees for each Plan Year and the ACP for Participants who are Nonhighly-compensated Employees for the same Plan Year must satisfy one of the following tests:

                           A.       The ACP for Participants who are
                                    Highly-compensated Employees for the Plan
                                    Year shall not exceed the ACP for
                                    Participants who are Nonhighly-compensated
                                    Employees for the same Plan Year multiplied by 1.25; or

                           B.       The ACP for Participants who are
                                    Highly-compensated Employees for the Plan
                                    Year shall not exceed the ACP for
                                    Participants who are Nonhighly-compensated
                                    Employees for the same Plan Year multiplied by two, provided that the ACP for Participants who are Highly-compensated Employees does not exceed the ACP for Participants who are Nonhighly-compensated Employees by more than two percentage points.

                  2. MULTIPLE USE. If one or more Participants who are Highly-compensated Employees participate in both a 401(k) Arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly-compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Participants who are Highly-compensated Employees and who also participate in the 401(k) Arrangement will be reduced (beginning with such Highly-compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly-compensated Employees' Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly-compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly-compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Nonhighly-compensated Employees.

                  3. For purposes of this Section 6.4(b), the Contribution Percentage of any Participant who is a Highly-compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Section 401(a) of the Code, or agreements described in
                           Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly-compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Section 401(m) of the Code.

                  4. In the event that this Plan satisfied the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 6.4(b) shall be applied by determining the Contribution Percentage of participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same plan year.

                  5. For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly-compensated Employees, the Contribution Percentage Amounts and Plan Compensation of such participant shall include the Contribution Percentage Amounts and Plan Compensation for the Plan Year of Family members (as defined in Section 414(g)(6) of the Code). Family Members, with respect to Highly-compensated

                           Employees, shall be disregarded as separate employees in determining the Contribution Percentage both for participants who are Nonhighly-compensated Employees and for Participants who are Highly-compensated Employees.

                  6. For purposes of determining the Contribution Percentage test of Section 6.4(b)(1), Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

                  7. The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

                  8. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         c.       DISTRIBUTION OR FORFEITURE OF EXCESS AGGREGATE CONTRIBUTIONS.

                  1. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or, if not forfeitable, distributed no later than the last day of each Plan Year to Participates to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the Family Member aggregation rules of Section 414(q)(6) of the Code shall be allocated among the Family Members in proportion to the Matching Contributions (or amounts treated as matching Contributions) of each Family Member that is combined to determine the combined ACP. If such Excess Aggregate Contributions are distributed more than two and one-half months after the last day of the Plan Year in which such excess amounts arose, a ten percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

                  2. DETERMINATION OF INCOME OR LOSS. Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (A) income or loss allocable to the Participant's Employee Contribution Subaccount, Matching Contribution Subaccount, Qualified Matching Contribution Subaccount (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution Subaccount and Elective Deferral Subaccount for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's Account balance attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (B) ten percent of the amount determined under (A) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

                  3. FORFEITURES OF EXCESS AGGREGATE CONTRIBUTIONS. Forfeitures of Excess Aggregate Contributions may either be reallocated to the Accounts of Nonhighly-compensated Employees or applied to reduce Employer contributions, as elected by the Employer in
                           Item 6(A) of the Adoption Agreement.

                  4. ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro rata basis form the Participant's Matching Contribution Subaccount and Qualified Matching Contribution Subaccount (and, if applicable, the Participant's Qualified Nonelective Contribution Subaccount or Elective Deferral Subaccount, or both).

6.5 QUALIFIED NONELECTIVE CONTRIBUTIONS: The Employer may elect to make Qualified Nonelective Contributions under the Plan on behalf of Participants as provided in the Adoption Agreement. In addition, in lieu of distributing Excess Contributions as provided in Section 6.3(f) or Excess Aggregate Contributions as provided in Section 6.4(c), and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Nonelective Contributions on behalf of Participants who are Nonhighly-compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to the Code.

6.6 NONFORFEITABILITY OF CERTAIN SUBACCOUNTS: The Participant's Accrued Benefit derived from Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions is nonforfeitable. Separate Subaccounts for Elective Deferrals, Matching Contributions, qualified Nonelective Contributions, and Qualified Matching Contributions will be maintained according to the provisions of Article VII for each Participant. Each Subaccount will be credited with the applicable contributions and earnings thereon.

6.7.     DISTRIBUTION REQUIREMENTS:

         a. Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or to his Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's election, earlier than upon separation from service, death, or disability, except as provided by the Employer in Item 6(A) of the Adoption Agreement.

         b. All distributions are subject to the Spousal and Participant consent requirements (if applicable) contained in Sections 411(a)(11) and 417 of the Code, and in Article X of this Plan. In addition, distributions after March 31, 1988, that re-triggered by any of the last three events described in Item 6(A)(ii)(g) of the Adoption Agreement must be made in a single sum.

6.8      HARDSHIP DISTRIBUTION:

         a. If so elected by the Employer in Item 6(A) of the Adoption Agreement, distribution of Elective Deferrals (and any earnings credited to a Participant's Account as of the end of the last Plan Year ending before July 1, 1989) may be made to a 401 (k) Participant in the event of Hardship. For purposes of this Section 6.8, Hardship is defined as an immediate and heavy financial need of the Participant (as defined in Section 6.8(d)) where such Participant lacks other available resources (pursuant to Section 6.8(e)). hardship distributions are subject to Spousal consent requirements (if applicable) contained in Sections 401(a)(11) and 417 of the Code and
                  Article X of this Plan.

         b. Employer contributions pursuant to Section 6.3 (Elective Deferrals) for a 401(k) Participant who receives a hardship distribution from this Plan will be suspended for 12 months after the receipt of the distribution.

         c. If a 401(k) Participant elects to resume Elective Deferrals after the suspension period of paragraph (b) of this section, then for the 401(k) Participant's taxable year immediately following the taxable year of the hardship distribution, the 401(k) Participant may not make Elective Deferrals in excess of:

                  1. the applicable limit under Section 402(g) of the Code for that taxable year, less

                  2. the amount of the 401(k) Participant's Elective Deferrals for the taxable year of the Hardship distribution.

         d. The following are the only financial needs considered to be immediate and heavy:

                  1. Expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the 401(k) Participant, or of the 401(k) Participant's Spouse, children, or dependents;

                  2. The purchase (excluding mortgage payments) of a principal residence for the 401(k) Participant;

                  3. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the 401(k) Participant, or for the 401(k) Participant's Spouse, children or dependents; or

                  4. The need to prevent the eviction of the 401(k) Participant from, or a foreclosure on the mortgage of, the 401(k) Participant's principal residence.

         e. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the 401(k) Participant only if:

                  1. The 401(k) Participant has obtained all distributions, (other than Hardship distributions) and all nontaxable loans under all plans maintained by the Employer;

                  2. All plans maintained by the Employer provide that the 401(k) Participant's Elective Deferrals (and any Employee contributions) will be suspended for 12 months after the receipt of the hardship distribution;

                  3. The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); and

                  4. All plans maintained by the Employer provide that the 401(k) Participant may not make Elective Deferrals for the 401(k) Participant's taxable year immediately following the taxable year of the hardship distribution in excess of:

                           A. the applicable limit under Section 402(g) of the Code for such taxable year, less

                           B. the amount of such 401(k) Participant's Elective Deferrals for the taxable year of the Hardship distribution.

6.9 TOP-HEAVY REQUIREMENTS: Neither Elective Deferrals nor Matching Contributions may be taken into account for the purpose of satisfying any minimum allocation required under Article XII.

                       ARTICLE VII: ACCOUNTS AND VALUATION

7.1 ESTABLISHMENT OF ACCOUNTS: The Trustee or Custodian shall establish and maintain a separate Account of the benefit of each Participant. Each Plan Year the Trustee or Custodian shall credit each Participant's Account with the Participant's share of any Employer contribution as determined under Articles IV and VI. In addition, the Trustee or Custodian shall credit each Participant's Account with the Participant's share of any earnings or losses in accordance with Section 7.3 or any forfeiture in accordance with Section 4.4.

7.2 ESTABLISHMENT OF SUBACCOUNTS: Under Section 5.2 of this Plan, if so permitted according to the Adoption Agreement, a Participant may roll over assets from another qualified plan to this Plan. Under Section 5.3, if so permitted according to the Adoption Agreement, a Participant may directly transfer assets from another qualified plan to this Plan, in a Trustee-to-Trustee, or Custodian-to-Custodian, or Custodian-to-Trustee transfer. Under Section 8.2, if so elected by the Employer in Item 9 of the Adoption Agreement, a Participant who is within five years of the Plan's Normal Retirement Age may elect to have his Account segregated and invested in the specified forms of investments. In addition, if the Employer has so elected, or if this Plan is a restatement of a prior plan or a successor to a prior plan, the Trust or custodial Account may hold Participant loans under Section 9l8, or assets attributable to voluntary deductible or nondeductible employee contributions under Section 5.1, or Elective Deferrals under Article VI. Assets subject to any of these Sections of the Plan shall be held in subaccounts as described below.

         a. ROLLOVER SUBACCOUNT. The Trustee or Custodian shall establish and maintain a subaccount for any amounts rolled over from another qualified plan. Amounts held in a Rollover Subaccount shall be commingled with other assets of the Plan for investment purposes, except as otherwise provided by Sections
                  8.2 or 8.3. This Subaccount will be credited with earnings and losses as provided in Section 7.3. A Participant shall have a fully vested interest in his Rollover Subaccount.

         b. TRANSFER SUBACCOUNT. The Trustee or Custodian shall establish and maintain a subaccount for any amounts directly transferred from another qualified plan. Amounts held in a Transfer Subaccount shall be commingled with other assets of the Plan for investment purposes, except as otherwise provided by Sections 8.2 or 8.3. This Subaccount will be credited with earnings and losses as provided in Section 7.3. A Participant shall have a fully vested interest in his Transfer Subaccount.

         c. SEGREGATED SUBACCOUNT. The Trustee or Custodian shall establish and maintain a subaccount for amounts segregated at the request of a Participant who is within five years of the Plan's Normal Retirement Age according to Section 8.2. The Segregated Subaccount shall not be commingled with other Plan Assets for investment purposes. Gains or losses on this Subaccount shall be accounted for separately.

         d. PARTICIPANT LOAN SUBACCOUNT. If a Participant has any outstanding loans which were made in accordance with the terms of the prior plan, or which are made in accordance with
                  Section 9.8, the Trustee or Custodian shall establish and maintain a subaccount for such outstanding loans. This Participant Loan Subaccount will be credited with any interest paid on any such loans.

         e. DEDUCTIBLE EMPLOYEE CONTRIBUTION SUBACCOUNT. If this Plan is a restatement of a prior plan or a successor to a prior plan, and in accordance with the terms of the prior plan, a Participant had made Deductible Employee Contributions to that prior plan, the Trustee or Custodian shall establish and maintain a subaccount for any amounts attributable to a Deductible Employee Contributions. The amounts in this Subaccount shall be commingled with the other assets of the Plan for investment purposes, except as otherwise provided by Section 8.3. This Subaccount will be credited with earnings and losses as provided in Section 7.3. A Participant shall have a fully vested interest in his Deductible Employee Contribution Subaccount. No further Deductible Employee Contributions shall be permitted under this Plan. In no event shall the Deductible Employee Contribution Subaccount be used to pay for life insurance. The Trustee or Custodian shall separately report the amount paid out of the Deductible Employee Contribution Subaccount from other benefits being distributed under the Plan.

         f. NONDEDUCTIBLE EMPLOYEE CONTRIBUTION SUBACCOUNT. If this Plan is a restatement of a prior plan or a successor to a prior plan, and in accordance with the terms of the prior plan a Participant had made voluntary nondeductible employee contributions to that prior plan, the Trustee or Custodian shall establish and maintain a subaccount for any amounts attributable to those voluntary nondeductible employee contributions. The amounts in this Subaccount shall be commingled with the other assets of the Plan for investment purposes, except as otherwise provided by Section 8.3. This Subaccount will be credited with earnings and losses as provided in Section 7.3. A Participant shall have a fully vested interest in his Qualified Nonelective Contribution Subaccount.

         g. ELECTIVE DEFERRAL SUBACCOUNT. If this Plan includes a 401(k) Arrangement, the Trustee or Custodian shall establish and maintain a separate subaccount for any amounts attributable to a participant's Elective Deferrals. The amounts in this Subaccount shall be commingled with the other assets of the Plan for investment purposes, except as otherwise provided by
                  Section 8.3. This Subaccount will be credited with earnings and losses as provided in Section 7.3. A Participant shall have a fully vested interest in his Elective Deferral Subaccount.

7.3 VALUATION AND ALLOCATION TO ACCOUNTS: As of each Valuation Date, the Trustee (or Custodian) shall determine the adjusted net worth of the Trust assets (or assets held in a Custodial Account.) The adjusted net worth shall be the fair market value of all assets of the Plan excluding (a) Segregated Subaccounts, Participant Loan Subaccounts, and any Subaccounts for which the Participant directs investments, and the net income, gains, and losses attributable thereto;
(b) an amount equal to all contributions made for the current Plan Year; and (c) the value of all insurance and annuity contracts. The Trustee (or Custodian) shall allocate to the Account of each participant his proportionate share of the increase or decrease in the adjusted net worth of the Trust (or Custodial Account) for the date of the most recent previous valuation. The forfeited portion of a Participant's Account shall be held and valued as any other Participant's Account until allocated as provided in Section 4.4. The allocation of the increase or decrease in the adjusted net worth shall be made in the ratio that the value of the Participant's Account (after excluding the amounts described above) on the most recent previous Valuation Date bears to the total value of all Participants' Accounts (after excluding the amounts described above) on the same date. Notwithstanding the foregoing, if the Employer has elected in the Adoption Agreement to include a 401(k) Arrangement, the Trustee (or Custodian) may allocate the increase or decrease in net worth in a manner which accounts for the Participant's Elective Deferrals. After the allocation described in the preceding sentences, the following will be added to each Participant's Account: (1) the fair market value of assets in any Segregated Subaccount or Participant Loan Subaccount for such Participant or Beneficiary;
(2) if such valuation is at the end of the Plan Year, such Participant's share of forfeitures to be allocated for the Plan Year, if any; (3) Employer contributions to be allocated to such Participant for the Plan Year, if any; (4) the value of any Subaccounts for which the Participant directs investments; and
(5) the value of any insurance and annuity contracts for such Participant. The Account balance so determined shall be the Participant's Account balance until the next Valuation Date. For purposes of valuing Accounts for payment to a Participant or Beneficiary, the Plan Administrator may selection additional Valuation Date(s) provided that such date must fall on a regular business day of the Trustee (or Custodian), and shall be selected and administered in a uniform and nondiscriminatory manner.

                    ARTICLE VIII: INVESTMENT OF CONTRIBUTIONS

8.1 DIRECTION OF INVESTMENTS: Subject to the following sentences, the Trustee or Investment Director shall have the specific responsibility to manage and control the types of investments to be made for the Trust (or custodial Account, if applicable) in accordance with the provisions of Article XV. If the Employer has designated a Custodian in addition to a Trustee, the Trustee shall direct the Custodian with respect to the investment of all funds of the Trust, whether awaiting investment or held pending distribution. If the Employer has designated a Custodian, the Custodian shall invest all assets of the Plan in accordance with instructions received from the Trustee or Investment Director. If Participant direction of investments is not permitted by the Employer in Item 9 of the Adoption Agreement, each Participant will have a ratable interest in all assets of the trust (or Custodial Account, if applicable). If the Employer has elected in Item 9 of the Adoption Agreement, an eligible Participant may instruction the Custodian or Trustee as to investment of that portion of his Account which is permitted to be invested as described in Sections 8.2 or 8.3 below.

8.2 SEGREGATION OF ACCOUNTS BEFORE RETIREMENT: If the Employer has elected to permit segregation of investment before retirement in Item 9 of the Adoption Agreement, a Participant may, at any time within the period of time elected by the Employer in Item 9 of the Adoption Agreement preceding his Normal Retirement Age, instruct the Trustee or Custodian in writing to cause all or any portion of the amount credited to his account to be invested in any fixed or guaranteed income form of investment in which the Trustee or Investment Director is empowered to invest. This includes, but is not limited to, savings accounts and certificates, treasury bills, bonds and notes, commercial paper, bank acceptances, and repurchase agreements. The Trustee (or Custodian) shall then segregate an amount equal to the designated portion of the Participant's written direction, unless the segregation would require liquidation of Plan investments in an imprudent manner. If for this reason the Trustee (or Custodian) is unable to comply with the Participant's request, it shall so notify the Participant. Subject to Section 7.2, the Trustee or Custodian shall then segregate the appropriate amount and invest it as directed. All income, gains, and losses on the segregated amount shall be credited or charged to the Participant's Segregated Subaccount. If requested in Item 9 of the Adoption Agreement, all additional costs arising from the segregation and direction of investments by the Participant shall be paid directly by the Participant. If the Participant fails to pay these costs, they shall be paid by the Trustee or Custodian from the participant's Segregated Subaccount. This Subaccount shall be distributed at the same time and in the same form as are other funds of this Plan.

8.3 PARTICIPANT DIRECTION OF INVESTMENTS: If the Employer so chooses in Item 9 of the Adoption Agreement, a Participant, or his Beneficiary if the participant has died, may direct the Trustee or Custodian in writing to have all or any portion of the amount credited or to be credited to his Account as designated in
Item 9 of the Adoption Agreement invested in the manner designated in Item 9 of the Adoption Agreement. Any portion of a Participant's Account which is not directed by the Participant shall be commingled with the other assets of the Trust for Custodial Account, if applicable) for investment purposes.

         a. TIME AND MANNER OF INVESTMENT DIRECTION. Investment direction shall be made in writing on a form prescribed by the Plan Administrator and delivered to the Trustee or Custodian at the times selected by Employer in Item 9 of the Adoption Agreement. These instructions may be for the purpose of an initial investment or for the Participant to direct the sale or conversion of any asset in his Account, subject to the amounts which may be directed and the time of direction specified in Item 9 of the Adoption Agreement. Upon receipt of written direction from the Participant, the Trustee (or Custodian) shall segregate an amount equal to the portion of the Participant's Accrued Benefit which the Participant chooses to direct, determined as of the most recent previous valuation, subject to the following sentence. If the segregation of a Participant's Account would require liquidation of Plan investments in an imprudent manner, the Trustee or Custodian shall not comply with the Participant's request and it shall so notify the Participant. Investments acquired at the direction of a Participant or Beneficiary shall be segregated by the Trustee (or Custodian) within the Participant's Account and all income, gains, and losses thereon shall be credited or charged to that portion of the Participant's Account. Such investments shall be held by the Trustee (or Custodian) until the earlier of (1) receipt of further directions from the Participant, (2) forfeiture of any portion of the Account balance of the Participant, (3) distribution in accordance with this Plan, or
                  (4) direction from the Plan Administrator to dispose of such investments.

         b. COST OF INVESTMENT. The cost of the exercise of investment direction by a Participant or Beneficiary will be paid by the Employer or by the Participant or Beneficiary, as specified in
                  Item 9 of the Adoption Agreement.

         c. SPECIFIED FUNDS. If so provided in Item 9 of the Adoption Agreement, a Participant or Beneficiary may request that the portion of his Account which may be directed as indicated in the Adoption Agreement be invested between and among the funds designated for use in connection with this Plan by the Trustee (or Custodian). Information regarding these funds and any such other funds will be provided to Participants and Beneficiaries in accordance with paragraphs (d) and (e) below.

         d. INFORMATION TO BE FURNISHED TO PARTICIPANTS. The Plan Administrator shall furnish to Participants and Beneficiaries a description of the investment alternatives available under the Plan. Participants and Beneficiaries shall be informed the investment objection of each investment alternative, the risk and return characteristics of each investment alternative, and the type and diversification of assets comprising the portfolio of the investment alternative. In addition, such other information which is provided to the Plan Administrator in connection with investment alternatives offered under this Plan, including but not limited to prospectuses, financial statements and reports, the value of shares or units in specific investment alternatives and the value of shares or units in investment alternatives which are held in the Account of a Participant or Beneficiary, as well as any such other information necessary to provide each Participant or Beneficiary with the ability to make an informed choice with regard to the direction to investment of his Account, shall be provided by the Plan Administrator to Participants and Beneficiaries in a timely fashion as prescribed by Regulations issued under Section 404(c) of the Code. If an investment manager has been appointed, Participants and Beneficiaries shall be informed of the identify of the investment manager.

         e. RELIEF OF FIDUCIARY LIABILITY. If the Employer elects Item 9(B)(iv)(4) and either Item 9(B)(v)(3), (4), or (5) of the Adoption Agreement, this Plan is intended to comply with
                  Section 404 (c) of ERISA by providing Participants and Beneficiaries with the ability to exercise independent control over the assets in their Accounts (or a portion thereof), by providing a broad range of investment alternatives, and by providing frequency of investment direction which comports with the volatility of each investment alternative. If, based on the choices selected by the Employer in the Adoption Agreement, the operation of this Section complies with Section 404(c) of ERISA, then the Trustee, the Plan Administrator, and any other fiduciary with respect to this Plan shall not be liable for any loss which results from a direction of investments under this Section by a Participant or Beneficiary.

         f. PARTICIPANT AT INVESTMENT DIRECTOR. If no Trustee is named, the Participant shall be the Investment Director, subject to the limitations of this Section and Item 9 of the Adoption Agreement. The Participant as Investment Director shall have the powers described in Article XV of the Plan, unless otherwise limited in the Adoption Agreement.

8.4      INSURANCE PROVISIONS:

         a. PURCHASE OF LIFE INSURANCE POLICIES. If the Employer has so elected in Item 9 of the Adoption Agreement, the Participant may direct the Trustee or Custodian to cause assets of the Plan to be invested in life insurance contracts issued on the Participant's life by a legal reserve life insurance company; provided, that a tall times, the total of all premiums paid shall be less that (1) 50% (in the case of life insurance that provides for both nondecreasing death benefits and nonincreasing premiums, or a cash value) or (2) 25% (in the case of universal life insurance or life insurance that does not provide for a cash value) of the total of all Employer contributions allocated to an individual Participant's Account. If both cash value and noncash value life insurance is purchased, the total of the noncash value premiums plus one-half of the cash value premiums shall not exceed 25% of the total of all Employer contributions allocated to the Participant's Account. On or before a Participant's termination of employment, the Plan Administrator shall direct the Trustee (or Custodian) to distribute or convert all life insurance policies on the Participant's life, or transfer their ownership according to Section 8.4(e), so that no portion of the Trust (or Custodial Account) can be used to provide life insurance for the Participant after his termination of employment.

         b. APPLICATIONS. Until a Participant executes the application forms required for insurance coverage and furnishes the information required on the forms, he shall not be entitled to life insurance coverage. Until life insurance coverage is in force as defined by the insurer, the total amount to be received by Beneficiaries upon a Participant's death shall not exceed his Accrued Benefit on the day before his death.

         c. DESIGNATION OF BENEFICIARY OF INSURANCE. A Participant shall not own, control or be deemed to have any incidents of ownership over any insurance contract on his life purchased by the Trust (or Custodial Account). All rights provided under an insurance contract or permitted by the insurance company shall be reserved to the Trustee (or Custodian, if applicable) as owner of the contract. The insurance contract must provide that the proceeds will be payable to the Trustee (or Custodian, if applicable), however the Trustee (or Custodian) shall be required to pay over all proceeds of the contract to the Participant's Designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's Spouse will be the Designated Beneficiary of the proceeds in all circumstances unless a Qualified Election has been made. Under no circumstances shall the Trust (or Custodial Account) retain any part of the proceeds. In the event of any conflict between the terms of the this Plan and terms of any insurance contract purchased hereunder the Plan provisions shall control.

         d. PAYMENT OF PREMIUMS, ETC. The Trustee (or Custodian, if applicable) shall pay premiums on insurance contracts held by the Trust as they come due. Any dividends or credits earned on insurance contracts will be allocated to the Participant's Account derived from Employer contributions for whose benefit the contract is held. The Trustee may decide at any time not to pay the premium on any contract, in which event the Trustee shall, in its sole discretion, decide what action, if any, is to be taken including surrendering the policy for cash, borrowing against the cash value of the policy to pay the premium, electing paid-up insurance, or electing extended term coverage.

         e. DISPOSITION OF POLICIES UPON TERMINATION. When the employment of any Participant terminates, or if this Trust terminates, the Plan Administrator shall direct the Trustee (or Custodian, if applicable) to dispose of any insurance contract on a Participant's life. Subject to the applicable Participant and Spousal consent requirements, the Trustee (or Custodian, if applicable) may dispose of any contract by either (1) surrendering the contract for its cash value, (2) converting the contract to paid-up insurance for the Participant, or (3) electing any option available under the contract for the Participant's benefit. At the Participant's request, a contract on his life may be transferred to him, provided that
                  (A) the Participant's Vested Accrued Benefit is at least equal to its cash value, if any, or (B) a loan on the sole security of the contract is first obtained by the Plan Administrator from the insurer in an amount equal to the excess of the cash value over the insured Participant's Vested Accrued Benefit, or (C) the insured Participant pays to the Trust (or Custodial Account, if applicable) the amount by which the cash value of the contract exceeds the amount of his Vested Accrued Benefit. Any contract providing for deferred payments which is distributed to a Participant upon termination of employment shall be nontransferable by its terms.

         f. ADDITIONAL PROVISIONS AS TO INSURER. The insurer shall deal with the Trustee (or Custodian, if applicable) as the sole owner of any insurance contract, and the insurer shall have no obligation to determine whether any action or failure to act by the Trustee (or Custodian, if applicable) is in accordance with or authorized by the terms of this Plan. The insurer shall be fully discharged from all liability for any action taken or any amount paid in accordance with the directions of the Plan Administrator, Trustee (or Custodian, if applicable) and the insurer shall not be obligated to follow the distribution or application of any amount so paid. Any instrument executed by the Trustee (or Custodian, if applicable) or Plan Administrator shall be accepted by the insurer as the duly authorized act of the Trustee (or Custodian, if applicable) or Plan Administrator.

                   ARTICLE IX: TIME AND AMOUNT OF DISTRIBUTION

9.1 NORMAL RETIREMENT: Upon reaching his Normal Retirement Age, a Participant shall be entitled to retire and elect payment of his Accrued Benefit in accordance with Article X. If a Participant is still employed on the day he reaches Normal Retirement Age, he shall be 100% vested in his Accrued Benefit.

9.2 EARLY RETIREMENT: If Employer has provided for an Early Retirement Benefit in Item 10(B) of the Adoption Agreement, a Participant who attains the age and service requirements, if any, specified under that Item shall be entitled to retire and receive payment of his Accrued Benefit in accordance with Article X. If Employer has designated a service requirement for Early Retirement in Item 10(B) of the Adoption Agreement, and a Participant separates from employment after completing the service requirement but before attaining the Early Retirement Age, such a Participant shall, upon attainment of the Early Retirement Age, be eligible to elect to receive the Early Retirement Benefit specified in this Section 9.2. If a Participant is still employed on the day he is entitled to elect Early Retirement, he shall be 100% vested.

9.3 LATE RETIREMENT: If a Participant continues as an Employee after the day he reaches Normal Retirement Age, he shall continue to be a Participant and shall be 100% vested in his Accrued Benefit. He shall be entitled to retire and receive payment of his Accrued Benefit in accordance with Article X. If elected by the Employer in Item 10(B) of the Adoption Agreement, a Participant who attains Normal Retirement Age, but who has not terminated employment, may receive a distribution of his Accrued Benefit in accordance with Article X.

9.4 DISABILITY RETIREMENT: If Employer has provided for Disability Retirement under Item 10(B) of the Adoption Agreement, a Participant who (a) becomes Disabled and (b) terminates employment due to that Disability, shall be 100% vested in his Accrued Benefit. He shall be entitled to receive payment of his Accrued Benefit in accordance with Article X.

9.5 DEATH BENEFITS: If a Participant dies while still an Employee, he shall be 100% vested in his Accrued Benefit. His Vested Accrued Benefit shall be paid to his Beneficiary. Upon the death of a Participant who is no longer an Employee, and who has not already received his entire Vested Accrued Benefit, the unpaid portion of his Vested Accrued Benefit shall be paid to his Beneficiary in the manner designated by the Participant. All benefits under this Section shall be paid in accordance with Article X of this Plan.

9.6      TERMINATION, RESIGNATION, OR DISCHARGE:

         a. VESTED BENEFIT AMOUNT. A Participant whose employment terminates and who is not entitled to any other Retirement or Death benefits described in this Article IX shall be entitled to the vested portion of his Accrued Benefit, determined according to the vesting schedule set forth in Item 12(A) of the Adoption Agreement. Such a Participant may request payment according to the time provided by the Employer in Item 10 of the Adoption Agreement. Any portion of a Participant's Account which is not vested at the time his employment terminates shall be forfeited and allocated in accordance with Section
                  4.4. A Participant shall at all times have a fully vested and nonforfeitable interest in the subaccounts representing (a) the rollover or transfer of assets from another qualified plan or (b) the amounts attributable to voluntary deductible or nondeductible employee contributions, elective Deferrals, Qualified Matching Contributions, or Qualified Nonelective Contributions made to this Plan or a prior plan.

         b.       DETERMINING SERVICE FOR VESTING. Except as provided in this
                  Section 9.6(b), the Years of Service with Employer described in Item 12(B) of the Adoption Agreement shall be counted in determining a Participant's Vested Accrued Benefit. However, an Employee shall not accrue House of Service for purposes of vesting while on a Leave of Absence. In the case of a Participant who has five or more consecutive one-year Breaks in Service, all service after such Breaks in Service will be disregarded for the purpose of vesting the Participant's Accrued Benefit that accrued before such Breaks in Service. Such Participant's pre-break service will count in vesting the post-break Accrued Benefit only if either:

                  1. such Participant has a Vested Accrued Benefit greater than zero at the time of separation from service; or

                  2. upon returning to service the number of consecutive one-year Breaks in Service is less than the number of Years of Service.

                  Separate account will be maintained for the Participant's pre-break and post-break Accrued Benefits. Both accounts will share in the earnings and losses of the fund. Years of Service and Breaks in Service for purposes of besting shall always be computed on the basis of a 12-month period corresponding to the Plan Year. If the Plan Year is changed, vesting service shall be measured both during the 12-month period corresponding to the Plan Year prior to the change as well as during the 12-month period corresponding to the Plan Year after the change. Hours of Service accrued during the overlapping period shall count for both the 12-month period corresponding to the Plan Year prior to the change and the 12-month period corresponding to the Plan Year after the change. If a Participant has 1,000 Hours of Service in each of these periods, he shall be credited with two Years of Service for vesting purposes. If the Employer maintains the plan of a predecessor employer, service with the predecessor employer shall be treated as service with the Employer.

9.7      TIME OF PAYMENT:

         a. Except as described in Sections 9.3 and subject to the provisions of this Section 9.7, Section 9.9 and Section 9.10, no payment of benefits shall be made to a Participant before he actually terminates employment.

         b. Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

                  1.       the Participant attains the Normal Retirement Age:

                  2. occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

                  3.       the Participant terminates service with the Employer.

         c. Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to distribution while a benefit is Immediately Distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

         d. Notwithstanding any Participant election, the entire interest of a Participant must be distributed or begin to be distributed no later than the Participants Required Beginning Date.

9.8 LOANS: If the Employer has elected not to permit borrowing from the Trust in
Item 8(C) of the Adoption Agreement, a Participant shall not be permitted to borrow from the assets of the Trust under this Plan. However, if this Plan is a restatement of a prior plan or a successor to a prior plan, and the prior plan permitted Participant or Beneficiaries to borrow from the plan, any loans that are outstanding as of the Effective Date shall continue to be treated as Participant loans. Participants or Beneficiaries who have outstanding loans shall not borrow additional amounts from the Plan. All outstanding loans shall be repaid in accordance with their terms and the interest paid on these loans shall be credited to the Participant Loan Subaccount of the Participant or Beneficiary who originally borrowed the funds, in accordance with Article VII. After these outstanding loans are repaid, no new loans shall be permitted.

         If the Employer has chosen in Item 8 (C) of the Adoption Agreement to permit borrowing from the Trust, the following provisions shall apply:

         a. IN GENERAL. A Participant or Beneficiary may apply for a loan by making a request to the Plan Administrator in writing. Loans shall be made only on approval of the Plan Administrator, and shall be available to Participants and Beneficiaries on a reasonably equivalent and nondiscriminatory basis. The Plan Administrator shall determine the amount of the loan, the repayment terms, the interest rate, the security required, and all other terms of the loan, and may adopt a written policy with regard to the granting of loans under this Section. No Participant loan shall exceed the limits set forth in Section 9.8(e). A Participant's acceptance of a loan shall constitute an automatic and continuing assignment of his entire Vested Accrued Benefit in this Plan as security for such loan until the loan is repaid in full, with interest. Interest on a loan shall be at approximately the same rate charged for similar loans under similar circumstances by persons in the business of lending money in the county of Employer's principal place of business.

         b. SPOUSAL CONSENT. A Participant must obtain the consent of his Spouse, if any, for use of the Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan. Spousal consent shall not be required for a loan to a Participant from a Profit-Sharing Plan to which Section 10.4(e) applies.

         c. DEFAULT AND FORECLOSURE. The Plan Administrator may, by written notice, demand accelerated payment of the principal balance and accrued interest of, or deduct from the Participant's Account balance, any loan outstanding from the Trust, if (1) this Plan is terminated, (2) benefits become payable to a Participant or his Beneficiary, or (3) the Participant's employment terminates. In no event shall payment be due prior to 60 days from the date of a Participant's receipt of the Plan Administrator's demand for such payment. If any amount of a loan to a Participant is overdue and unpaid, this shall constitute default, and the Plan Administrator may exercise all legal and equitable rights available to it to collect the entire outstanding principal balance of such loan plus accrued interest, including the right to levy against the Participant's Vested Accrued Benefit. If a valid Spousal consent has been obtained in accordance with Section 9.8(b), then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant's Vested Account Balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the benefit payable to the Surviving Spouse.

         d. SPECIAL LIMITATIONS. No loans will be made to any Shareholder-employee or Owner-employee. For purposes of this requirement, a Shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code), on any day during the taxable year of such corporation. Loans shall not be made available to Highly Compensated Employees in amounts greater than amounts made available to other Participants or Beneficiaries.

         e. LIMITATION ON OUTSTANDING LOAN BALANCE AND REPAYMENT. No loan to any Participant or Beneficiary can be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of (1) $50,000.00 reduced by the excess (if any) of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (2) one-half of the present value of the nonforfeitable Accrued Benefit of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers describe in Sections 414(b), (c), and (m) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment of principal and interest be amortized in level payments, payable not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.

9.9 WITHDRAWALS FROM NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS: If, according to the provisions of Section 7.2(f), a Nondeductible Employee Contribution Subaccount has been established for a Participant, then subject to the requirements of
Article X, a Participant may withdraw any amount from this Subaccount by giving written notice to the Plan Administrator, which shall direct the Trustee to make payment within 60 days after the Valuation Date following the date of such notice; provided that the amount withdrawn shall not exceed the value of such Subaccount on the date of withdrawal; and provided further, that the total of all amounts withdrawn as of any time before termination of employment shall not exceed the amounts attributable to the total contributions of the Participant to the Subaccount up to such time. Any distribution from such Subaccount shall be treated as being made proportionately from the Participant's contributions and the earnings thereon in accordance with Section 72(e) of the Code.

9.10 DISTRIBUTION OF CERTAIN SUBACCOUNTS: If this Plan provides a 401(k) Arrangement as indicated by the Adoption Agreement, then in addition to the other provisions of this Article IX, distribution of a Participant's interest in his Elective Deferral Subaccount, his Qualified Matching Contribution Subaccount, and his Qualified Nonelective Contribution Subaccount will be available as indicated by the Employer in Item 6(A) of the Adoption Agreement, and as provided in Section 6.7 of this Plan.

                        ARTICLE X: METHOD OF DISTRIBUTION

10.1 ELECTION OF PARTICIPANT REQUIRED: If the value of a Participant's Vested Accrued Benefit derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500.00, and the benefit is Immediately Distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of the Vested Accrued Benefit. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Account balance is no longer Immediately Distributable. Such notification shall also include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. However distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided (1) the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, (2) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (3) the Participant, after receiving the notice, affirmatively elects a distribution.

         a. LIMITED APPLICABILITY. Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and survivor Annuity while the Vested Accrued Benefit is Immediately Distributable; no consent to the distribution in this form shall be required when the benefit is no longer Immediately Distributable. Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 10.4(e), only the Participant need consent to any distribution of a Vested Accrued Benefit that is Immediately Distributable; no consent to this distribution shall be required when the benefit is no longer Immediately Distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Vested Accrued Benefit will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) then the Participant's Vested Accrued Benefit will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

                  For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1998, the Participant's Vested Accrued Benefit shall not include amounts attributable to accumulated Deductible Employee Contributions within the meaning of Section 72(c)(5)(B) of the Code.

         b. PAYMENTS OF VESTED BENEFITS OF $3,500.00 OR LESS. Regardless of the provisions of this Article X, if a Participant terminates employment, retires, or dies and his Vested Account Balance is $3,500.00 or less, and the Employer has so elected in Item 10(B) of the Adoption Agreement, the Plan Administrator may direct the Trustee (or Custodian) to distribute the entire Vested Account Balance to the Participant or his Beneficiary (in the case of the Participant's death) in a single sum payment within 90 days after the Valuation Date which first follows the Participant's termination of employment. If the present value of the Vested Account Balance at the time of any distribution exceeds $3,500.00, the present value of the Vested Account Balance at any subsequent time will be deemed to exceed $3,500.00. The nonvested portion of the Participant's Account, if any, shall be treated as a forfeiture in accordance with Section 4.4 If a Participant has no Vested Account Balance at the time of his termination of employment, he shall be deemed to have received a distribution of his entire Vested Account Balance at the time of his termination of employment.

10.2     DISTRIBUTION REQUIREMENTS:

         a.       GENERAL RULES.

                  1.       Subject to Section 104, the requirements of this
                           Section 102 shall apply to any distribution of a Participant's Vested Account Balance and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section 10.2 apply to calendar years beginning after December 31, 1984.

                  2. All distributions required under this Section 102. shall be determined and made in accordance with
                           Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Proposed Regulation 1.401(a)(9)-2.

         b. LIMITS ON DISTRIBUTION PERIODS. As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

                  1.       the life of the Participant,

                  2.       the life of the Participant and a Designated
                           Beneficiary,

                  3. a period certain not extending beyond the Life Expectancy of the Participant, or

                  4. a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and a Designated Beneficiary.

         c. DETERMINATION OF AMOUNT TO BE DISTRIBUTION EACH YEAR. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

                  1.       INDIVIDUAL ACCOUNT.

                           A. If a Participant's Vested Account Balance is to be distributed over

                                    i.       a period not extending beyond the
                                             Life Expectancy of the Participant
                                             or the Joint Life and Last Survivor
                                             Expectancy of the Participant and
                                             the Participant's Designated
                                             Beneficiary, or

                                    ii.      a period not extending beyond the
                                             Life Expectancy of the Designated
                                             Beneficiary.

                                    the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Vested Account Balance by the Applicable Life Expectancy.

                           B. For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least fifty percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

                           C. For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Vested Account Balance by the Lesser of (i) the Applicable Life Expectancy or (ii) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Proposed Regulation 1.401(a)(9)-2. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy as the relevant divisor without regard to Proposed Regulation 1.401(a)(9)-2.

                           D. The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

                  2. OTHER FORMS. If the Participant's Vested Account Balance is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

         d.       DEATH DISTRIBUTION PROVISIONS.

                  1. DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant dies after distribution of his or her Vested Account Balance has begun, the remaining portion of the Vested Account Balance will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                  2. DISTRIBUTION BEGINNING AFTER DEATH. If the Participant dies before distribution of his or her Vested Account Balance begins, distribution of the Participant's entire Vested Account Balance shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (A) or
                           (B) below.

                           A. If any portion of the Participant's Vested Account Balance is payable to a Beneficiary other than the Spouse, distributions may be made over the life of the Beneficiary or over a period certain not greater than the Life Expectancy of the Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                           B. If the Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of
                                    (i) December 31 of the calendar year
                                    immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                           If the Participant has not made an election pursuant to this Article X by the time of his death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distributions would be required to begin under this Section, or (ii) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Beneficiary does not elect a method of distribution, distribution of the Participant's entire Vested Account Balance must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                  3. For purposes of Section 10.2(d)(2) above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of Section 10.2(d)(2), with the exception of paragraph (B) therein, shall be applied as if the Surviving Spouse were the Participant.

                  4. For purposes of this Section 10.2(d), any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

                  5. For the purposes of this Section 10.2(d), distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if Section 10.2(d)(3) above is applicable the date distribution is required to begin to the Surviving Spouse pursuant to Section 10.2(d)(2) above). If distribution in the form of an annuity described in Section 10.2(c)(2) above irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

         e.       TRANSITIONAL RULE.

                  1. Notwithstanding the other requirements of this Article and subject to the requirements of Section 10.4, distribution on behalf of any Employee, including a five-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                           A. The distribution by the Plan is one which would not have disqualified the Plan under
                                    Section 401(s)(9) of the Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

                           B. The distribution is in accordance with a method of distribution designated by the Employee whose Vested Account Balance is being distributed or, if the Employee is deceased, by a Designated Beneficiary of such employee.

                           C. Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

                           D. The Employee had accrued a benefit under the Plan as of December 31, 1983.

                           E. The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

                  2. A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

                  3. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Section 10.2(a)(1)(A) and 10.2(e)(1)(E).

                  4. If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute, by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required to have been distributed to satisfy
                           Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Proposed Regulation 1.401(a)(2)-2. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

10.3 OPTIONAL FORMS OF BENEFIT: The optional forms of benefit provided by this Plan are as selected by employer in Item 11 of the Adoption Agreement. A married Participant's election of an optional form of payment will not be effective unless it is a Qualified Election. A Qualified Election shall not be valid unless it is made during the 90-day period prior to the Annuity Starting Date. Payment of benefits from the Trust in a single sum or installments may be in cash or property valued at its fair market value. If property other than cash is distributed, a Participant shall not be required to accept more than his pro rata share of that property. If a Participant has elected to receive substantially equal installment payments of his Vested Account Balance, his Account shall be segregated from assets of the Trust held for other Participants' Accounts and separately invested. All costs arising from the investment of the Participant's Account once segregated shall be paid by the Participant, and if not so paid, shall be deducted from his Account. Any annuity contract disbursed herefrom must be nontransferable, and the terms of any such annuity contract purchased and distributed by the Plan Administrator or Trustee to a Participant or Spouse shall comply with the requirements of this Plan.

10.4     JOINT AND SURVIVOR ANNUITY REQUIREMENTS:

         a. PARTICIPANTS COVERED. The provisions of this Section 10.4 shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 10.4(f).

         b. QUALIFIED JOINT AND SURVIVOR ANNUITY. Unless an optional form of benefit is selected pursuant to a Qualified Election within the 90-day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

         c. QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date, the Participant's Vested Account Balance shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

         d.       NOTICE REQUIREMENTS.

                  1. In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, provide each Participant a written explanation of:

                           A. the terms and conditions of a Qualified Joint and Survivor Annuity;

                           B. the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

                           C.       the rights of a Participant's Spouse; and

                           D. the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

                  2. In the case of a Qualified Preretirement Survivor Annuity as described in Section 10.4(c), the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 10.4(d)(1) applicable to a Qualified Joint and Survivor Annuity.

                           The applicable period for a Participant is whichever of the following periods ends last:

                           A. the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                           B. a reasonable period ending after the individual becomes a Participant;

                           C. a reasonable period ending after Section 10.4(d)(3) ceases to apply to the Participant;

                           D.       a reasonable period ending after this
                                    Section 10.4 first applies to the
                                    Participant.

                           Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

                           For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (B), (C), and (D) is the end of the two-year period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                  3.       Notwithstanding the other requirements of this
                           Section 10.4(d), the respective notices prescribed by this Section need not be given to a Participant if
                           (A) the plan "fully subsidizes" the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and (B) the plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a nonspouse beneficiary. For purposes of this Section 10.4(d)(3), a Plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits, to the Participant may result from the Participant's failure to elect another benefit.

         e.       SAFE HARBOR RULES.

                  1. This Section 10.4(e) shall apply to a Participant in a profit-sharing plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible Employee contributions, as defined in
                           Section 72(c)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan), if the following conditions are satisfied: (A) the Participant does not or cannot elect payments in the form of a life annuity; and (B) if the Employer has elected in Item 11(B) of the Adoption Agreement that on the death of a Participant, the Participant's Vested Account Balance will be paid in a single sum to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's Designated Beneficiary. The Surviving Spouse may elect to have distribution of the Vested Account Balance commence within the 90-day period following the date of the

                           Participant's death. The Vested Account Balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of Account balances for other types of distributions. This
                           Section 10.4(e) shall not be operative with respect to a Participant in a profit-sharing plan if the Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus plan, or profit-sharing plan which is subject to the survivor annuity requirements of
                           Section 10.4(a)(11) and Section 417 of the Code. If this Section 10.4(e) is operative, then the provisions of this Article, other than Section 10.4(f), shall be inoperative.

                  2. The Participant may waive the Spousal death benefit described in this Section at any time during the Election Period provided that no such waiver shall be effective unless it is a Qualified election (except for the notification requirement referred to therein) that would apply to the Participant's waiver of the Qualified Preretirement Survivor Annuity.

         f.       TRANSITIONAL RULES.

                  1. Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this Article must be given the opportunity to elect to have the prior sections of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten years of vesting service when he separated from service.

                  2. Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his benefits paid in accordance with Section 10.4(f)(4).

                  3. The respective opportunities to elect (as described in this Section 10.4(f)) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to such Participants.

                  4. Any Participant who has elected pursuant to Section 10.4(f)(2) of this Article and any Participant who does not elect under Section 10.4(f)(1) or who meets the requirements of Section 10.4(f)(2) except that such Participant does not have at least ten years of vesting service when he separates from service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity.

                           A. AUTOMATIC JOINT AND SURVIVOR ANNUITY. If benefits in the form of a life annuity become payable to a married Participant who:

                                    i.       beings to receive payments under
                                             the Plan on or after Normal
                                             Retirement Age; or

                                    ii.      dies on or after Normal Retirement
                                             Age while still working for the
                                             Employer; or

                                    iii.     begins to receive payments on or
                                             after the Qualified Early
                                             Retirement Age; or

                                    iv.     separates from service on or after
                                            attaining Normal Retirement Age (or
                                            the Qualified Early Retirement Age)
                                            and after satisfying the eligibility
                                            requirements for the payment of
                                            benefits under the Plan and
                                            thereafter dies before beginning to
                                            receive such benefits;

                                    then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

                           B. ELECTION OF EARLY SURVIVOR ANNUITY. A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (i) the 90th day before and Participant attains the Qualified Early Retirement Age, or (ii) the date on which participation begins; and ends on the date the Participant terminates employment.

                           C. For purposes of this Section 10.4(f), Qualified Early Retirement Age is the latest of:

                                    i.       the earliest date, under the Plan,
                                             on which the Participant may elect
                                             to receive Retirement benefits,

                                    ii.      the first day of the 120th month
                                             beginning before the Participant
                                             reaches Normal Retirement Age, or

                                    iii.     the date the Participant beings
                                             participation.

10.5     ELIGIBLE ROLLOVER DISTRIBUTIONS.

         a. GENERAL. This Section applies to distribution made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a direct Rollover.

         b.       DEFINITIONS.

                  1. ELIGIBLE ROLLOVER DISTRIBUTION. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (of Life Expectancy) of the Distributee or the joint lives (or Joint Life Expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and any other distribution that is reasonably expected to total less than $200 during a year.

                  2. ELIGIBLE RETIREMENT PLAN. An Eligible Retirement Plan is an individual retirement account described in
                           Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described n Section 403(a) of the Code, or a qualified plan described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an Individual Retirement Account or Individual Retirement Annuity.

                  3. DISTRIBUTEE. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

                  4. DIRECT ROLLOVER. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                       ARTICLE XI: PARTICIPATING EMPLOYERS

11.1 ADOPTION OF PLAN BY TWO OR MORE EMPLOYERS: Two or more Employers may maintain this Plan simultaneously for the benefit of their respective Employees. To do so, each Employer shall execute the Adoption Agreement. This execution may take place simultaneously, or the additional adopting Employer or Employers may execute the Adoption Agreement at any time after the original adopting Employer executed the Adoption Agreement. If two or more Employers adopt this Plan, they shall be deemed Participating Employers.

11.2 CONTRIBUTION TO THE PLAN BY PARTICIPATING EMPLOYERS: Each Participating Employer shall contribute the amount determined under Section 4.1, but only on behalf of the Participants employed by that Participating Employer. If the Adoption Agreement executed by the Employer defines this Plan as a Profit-Sharing Plan, each Participating Employer shall make the same percentage contribution on behalf of its Employees, in accordance with Section 4.1

11.3 ALLOCATION OF CONTRIBUTIONS AND FORFEITURES: Allocations of a Participating Employer's contribution shall be made in accordance with Articles IV and VI. This allocation shall be made only among the Participants employed by the Participating Employer which made the contribution. Allocations of forfeitures (if any) shall be made in accordance with Section 4.4. However, forfeitures shall be allocated only among the Participants who are employed by the Participating Employer that employed the Participant who incurred the forfeiture.

11.4 DELEGATION OF DUTIES: If two or more Employers adopt and maintain this Plan, an Employer may delegate to another Employer all of its rights, duties and obligations under this Plan, except its obligation to make contributions on behalf of its own Employees and any duties or obligations imposed by law which cannot be delegated. Any delegation under this Section shall be made by written resolution or other appropriate written action.

11.5 DESIGNATION OF AGENT: Each Participating Employer shall be deemed to have designated irrevocably the Plan Administrator as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

11.6 DISCONTINUANCE OF PARTICIPATION: Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. Written evidence of any such discontinuance or revocation shall be delivered to the Sponsoring Organization, to the Trustee and to the Plan Administrator. The Trustee shall transfer any Plan assets allocable to the Participants of such Participating Employer to the new custodian designated by such Employer, if it has established a separate plan for its Employees. Upon such transfers, the (former) Participating Employer shall be deemed to have created an individually designed plan, and Section 13.1(b) shall apply. If no separate plan has been established, the Plan Administrator, the Sponsoring Organization and the Trustee shall proceed as though the Plan had been terminated with respect to the Participants of such Participating Employer in accordance with Article XIII. In no event shall any part of the assets of the Plan attributable to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employee of such Participating Employer.

11.7 USE OF IDENTICAL TRUSTEE: Each Participating Employer shall be required to use the same Trustee and all assets shall be held in one Trust. The Trustee may, but shall not be required to, commingle all contributions made by Participating Employers, as well as all investment gains, for investment purposes. On the basis of information furnished by the Plan Administrator, the Trustee shall keep separate accounting records for each Participating Employer hereunder.

                        ARTICLE XII: TOP-HEAVY PROVISIONS

12.1 TOP-HEAVY PLAN: For any Plan Year beginning after December 31, 1983, this Plan is top heavy if any of the following conditions exists:

         a. The top-heavy ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

         b. This Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the top-heavy ratio for the group of plans exceeds 60 percent.

         c. This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the top-heavy ratio for the Permissive Aggregation Group exceeds 60 percent.

12.2     TOP-HEAVY RATIO:

         a. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which, during the five-year period ending on the Determination Date(s), has or has had accrued benefits, the top-heavy ratio for this plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five-year period ending on the Determination Date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

         b. If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date(s), has or has had any accrued benefits, the top-heavy ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

         c. For purposes of (a) and (b) of this Section 12.2, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least on Hour of Service with any employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                  The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, of any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code.

         d. Present value for purposes of this Article XII shall be determined only according to the interest rate and mortality table specified by the Employer in Item 7(D) of the Adoption Agreement.

12.3 TOP-HEAVY MINIMUM BENEFIT: If the Plan is or becomes top heavy as provided in Sections 12.1 and 12.2 in any Plan Year beginning after December 1, 1983, the provisions of Section 12.3 and 12.4 will supersede any conflicting provisions in the Plan or Adoption Agreement.

         a. Except as otherwise provided below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the code, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's Compensation as limited by Section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (2) the Participant's Plan Compensation is less than a stated amount.

         b. The provision in Section 12.3 (a) shall not apply to any Participant who was not employed by the employer on the last day of the Plan Year.

         c.       Except as provided below in Section 12.3(d), the provision in
                  Section 12.3(a) shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in Item 7 of the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

         d. Regardless of Section 12.3(c), if the Employer adopts the Standardized Money Purchase Pension Plan and the Standardized Profit Sharing Plan with 401(k) Arrangement as Paired Plans, and such plans are top heavy, the plan designated by the Employer in Item 7 of the Adoption Agreement will provide the minimum allocation to Participants provided that: (1) each of the Paired Plans benefits the same Participants, and (2) that the Plans have identical eligibility requirements and entitlement to allocations provision. If the Paired Plans do not benefit the same Participants or the Plans do not contain identical eligibility requirements or entitlement to allocations provisions, each Plan will provide the top-heavy minimum allocation as described in Section 12.3(a).

         e. The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b) of the Code) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D) of the Code.

12.4 VESTING IF PLAN IS TOP HEAVY: For any Plan Year in which this Plan is top heavy, the Minimum Vesting Schedule elected by the Employer in Item 12 of the Adoption Agreement will automatically apply to the Plan. The minimum Vesting Schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code Except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became top heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's top-heavy status changes for any Plan Year. However, this Section does not apply to the Account balance of any Employee who does not have an Hour of Service after the Plan has initially become top heavy and such Employee's Vested Accrued Benefit will be determined without regard to this Section 12.4.

                ARTICLE XIII: AMENDMENT, TERMINATION, AND MERGER

13.1     AMENDMENT:

         a. AMENDMENT BY SPONSORING ORGANIZATION. The Sponsoring Organization may amend any part of the Plan, subject to the limitations of this Section 13.1.

         b. AMENDMENT BY EMPLOYER: The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer who changes the choice of options of the Adoption Agreement must obtain the written acceptance of the Sponsoring Organization for such change to be effective. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, or who fails to obtain the written acceptance of the Sponsoring Organization for a change of choice of options in the Employer's Adoption Agreement, will no longer participate in this Master of Prototype and will be considered to have an individually designed plan.

         c. INTERNAL REVENUE SERVICE APPROVAL. The Sponsoring Organization shall submit this Prototype Plan to the Internal Revenue Service for issuance of an Opinion Letter as to its qualification under the Code. An Employer may adopt this Prototype Plan after it is submitted to the Internal Revenue Service but before a favorable Opinion Letter is issued. When this Prototype Plan receives a favorable Opinion Letter, such Prototype Plan in effect with Sponsoring Organization shall automatically be superseded and replaced by this Plan in its approved form without the necessity of each Employer executing a new Adoption Agreement, unless changes in the Adoption Agreement have been required in order to obtain the favorable Opinion Letter. Each Employer shall be governed by the terms of the final Plan.

         d. LIMITATION ON AMENDMENT. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For the purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an Accrued Benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) or such Employee's Employer-derived Accrued Benefit will not be less than the percentage computed under the Plan without regard to such amendment.

         e. AMENDMENT OF VESTING SCHEDULE. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five Years of Service" for "three Years of Service" where such language appears.

                  The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

                  1.       60 days after the amendment is adopted;

                  2.       60 days after the amendment becomes effective; or

                  3. 60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

13.2     TERMINATION OF PLAN:

         a. TERMINATION OF PLAN BY EMPLOYER: By establishing this Plan, the Employer represents that such Plan is intended to be a permanent and continuing program for providing retirement benefits to Participants. However, the Employer nevertheless reserves the right to terminate the Plan at any time. An Employer may terminate this Plan by filing with the Trustee and the Sponsoring Organization written notice of intention to terminate.

         b. TERMINATION BY DEATH, DISABILITY OR DISSOLUTION. The Plan shall terminate upon the death or disability of a sole proprietor, if the Employer is a sole proprietorship, upon the termination of the Partnership for federal income tax purposes, if the Employer is a partnership, or upon a judicially declared bankruptcy or insolvency or in the event of dissolution, merger or consolidation if the Employer is a corporation, unless in any such case, provision is made by a successor to the business of the Employer for the continuation of the Plan, upon terms satisfactory to the Sponsoring Organization and the Trustee.

         c. VESTING UPON TERMINATION. In the event of the termination or partial termination of the Plan the entire Account balance of each affected Participant will be nonforfeitable.

13.3 MERGER OR CONSOLIDATION: The Employer may merge or consolidate this Plan at any time, subject to the provisions of Section 13.1 and 13.2. In the event of a merger or consolidation with, or transfer of assets or liabilities to, any other Plan, each Participant will receive a benefit immediately after such merger, etc. (if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger, etc. (if the Plan had terminated).

                       ARTICLE XIV: ADMINISTRATION OF PLAN

14.1 SELECTION OF PLAN ADMINISTRATOR: Employer shall in Item 2 of the Adoption Agreement appoint a Plan Administrator, and shall in the Adoption Agreement indicate the Employer's agent for purposes of notice. Employer may at any time remove or replace the Plan Administrator. The Sponsoring Organization and the Trustee may rely upon notification of the Plan Administrator received from the Employer. All expenses of the Plan Administrator, including agent and legal counsel fees, shall be paid by Employer. The Plan Administrator shall have a lien against the Plan assets for expenses and, if they have not been paid within 90 days after presentment to Employer, the Trustee shall pay the expense from the Trust upon demand.

14.2 AGENTS FOR PLAN ADMINISTRATOR: The Plan Administrator may, by written designation, employ suitable accountants, actuaries, attorneys and other agents to aid in carrying out its duties hereunder, all of whom shall first acknowledge in writing their acceptance of such employment.

14.3 ACTIONS OF PLAN ADMINISTRATOR: In exercising all discretionary powers given to it by this document, the Plan Administrator shall have sole and unlimited discretion, and its decisions shall be binding upon all parties. The discretion of the Plan Administrator shall be exercised in a reasonable and nondiscriminatory manner, and the decisions of the Plan Administrator shall be uniformly applied.

14.4 INDEMNIFICATION OF PLAN ADMINISTRATOR: The Employer shall indemnify and hold harmless the Plan Administrator (if other then Employer) from any and all claims, damages, expenses, losses and liability arising from any act or omission of the Plan Administrator in its official capacity in the administration of the Plan, including all expenses reasonably incurred in its defense (in case Employer fails to provide the defense). Employer shall not indemnify the Plan Administrator if the act or omission was due to willful misconduct or gross negligence. The indemnification provisions of this Section shall not relieve the Plan Administrator from any liability he may have under ERISA for breach of a fiduciary duty.

14.5     FACILITY OF PAYMENT:

         a. PAYMENT TO INCAPACITATED PERSONS. If a Participant or Beneficiary is declared incompetent by a court having jurisdiction, and a guardian of his estate is appointed, any benefits to which he is entitled shall be paid to such guardian. The Trustee shall have no liability for any payment to a guardian, or for payment to a Participant who may be incompetent but has not been declared incompetent by a court having jurisdiction.

         b. INABILITY TO LOCATE PAYEE. If a Participant or Beneficiary becomes entitled to benefits under this Plan, and such person cannot be located within three years after reasonable efforts have been made to locate him, the Plan Administrator may declare such benefits forfeited. Any amounts forfeited in accordance with this Section shall be treated and allocated in accordance with Section 4.4. Such benefit shall be reinstated if a claim is made by the Participant or Beneficiary. To the extent possible, current forfeitures shall be used to restore the Participant's Account. If necessary, a special Employer contribution shall be made, subject to the limitations of the Code.



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

14.6 CLAIMS PROCEDURE: A Participant or Beneficiary who has a claim relating to his benefits under this Plan or the operation or maintenance of this Plan shall file that claim in writing with the Plan Administrator. If the Plan Administrator creates a claim form, then all claims shall be filed on that form. If the Plan Administrator denies a claim in whole or in part, the Plan Administrator shall provide a written notice to the Participant or Beneficiary setting forth (a) the specific reason for the denial or decision, (b) a specific reference to pertinent Plan provisions upon which the denial or decision is based, (c) a description of any additional material or information necessary for the Participant or Beneficiary to perfect his claim and an explanation of why the material or information is necessary and (d) an explanation of the claim review procedure set forth in this Section. This notice shall set forth the above information in a manner calculated to be understood by the Participant or Beneficiary. It shall be sent by first class mail to the last known address of the Participant or Beneficiary who made the request or objection. If the notice is not received and if the claim has not been granted within 90 days after the request or objection is made, the claim shall be deemed denied and shall be subject to review as set forth below. The Participant or Beneficiary shall have 90 days from the date the claim is deemed denied, or 90 days from receipt of the notice denying the claim, to deliver a written application to the Plan Administrator requesting a review and specifying the reasons his claim should be granted. If no such request is filed, the denial of the claim shall be final. Upon receipt of this application, the Plan Administrator shall review the claim. The Participant or Beneficiary or his duly authorized representative may review all documents relating to the claim and may submit comments in writing to the Plan Administrator in support of his claim. The decision of the Plan Administrator shall be presented in writing delivered to the Participant or Beneficiary or his authorized representative within 60 days after the request for review is received. In special circumstances, the decision may be delayed but must in any event be rendered no later than 120 days after the request for review. The Plan Administrator's decision shall include specific reasons for the decision, written in a manner calculated to be understood by the Participant or Beneficiary. It shall also contain specific references to the Plan provisions upon which the decision is based. If no decision is made within the prescribed time period, the claimant may consider the claim denied. Any person whose claim has been denied in whole or in part must exhaust this administrative review procedure prior to initiating any claim for judicial review.




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


         ARTICLE XV: TRUST: DUTIES AND POWERS OF TRUSTEE, CUSTODIAN AND
                              INVESTMENT DIRECTOR

15.1 SINGLE TRUST FUND: If the Employer has appointed a Trustee in Item 1(C) of the Adoption Agreement, the Trustee shall receive, hold, administer, and distribute the assets of the Trust in accordance with the terms of this Plan. The Trustee shall invest and reinvest the Trust assets, together with the income thereon, as a single trust fund. The Trustee shall not be required to segregate principal and income, except on its books, or to separately invest the accrued Benefit of any Participant in the Trust, unless specifically provided in this Plan. The Trustee shall have no duty or authority to enforce the payment of contributions by Employer.

15.2 RECORDS AND REPORTS: The Trustee shall keep accurate and detailed records of its administration of the Trust, and such records shall be open to inspection during regular business hours by any person designated in writing by the Plan Administrator or Employer. As soon as administratively possible after the last day of each Plan Year, but no later than 120 days after the end of the Plan Year, the Trustee shall file with Employer a written statement setting forth all investments, receipts, disbursements, and other transactions made during the preceding year. Such statement shall contain such information and be prepared in such a manner as to enable the Plan Administrator to comply with all federal reporting requirements. Such statement shall contain an exact description of all securities purchased and sold, with the cost or net proceeds of sale, and shall identify the securities and investments held together with the value of each item as of the last day of the Plan Year.

15.3 COMPENSATION AND EXPENSES OF TRUSTEE OR CUSTODIAN: The Trustee (or Custodian if applicable) shall be entitled to reasonable compensation for services rendered and expenses incurred in connection with the administration of the Trust, including agent and counsel fees. Employer shall pay such compensation and expenses. A Trustee who is a full-time Employee of Employer or of an employee organization whose members are covered by this Plan shall not receive compensation, but shall receive reimbursement of expenses. To the extent the Trustee (or Custodian if applicable) does not receive such compensation and reimbursement of expenses properly due and payable by Employer, it shall have a lien against the Trust assets or Custodial Account(s) (if applicable). If such compensation or expenses are unpaid at the expiration of 90 days after a claim is presented to Employer, the Trustee (or Custodian if applicable) may deduct such amount from the Trust assets (or Custodial Account).

15.4 AGENTS AND ATTORNEYS FOR TRUSTEE: The Trustee may, by written designation, employ accountants, actuaries, attorneys, and other agents to aid in carrying out its duties hereunder, all of whom shall first acknowledge in writing their acceptance of such employment. Any attorney so employed may be, but need not be, attorney for Employer.

15.5 POWERS: The Trustee as a fiduciary shall have, in addition to all other powers granted to trustees by law, the authority to take all actions appropriate to administer and carry out the provisions of this Plan including, but not limited to the following:

         a. GENERAL POWER OVER TRUST FUNDS. To sell, transfer, or exchange any and all of the property of the Trust at such prices and upon such terms as it considers proper; to retain securities issued by any corporate trustee or any parent or affiliate thereof serving hereunder; to lease as lessor or lessee any property for any term of years without limitation by the period of the Trust; to execute and deliver such deeds, leases, and other instruments as it considers proper in administering the Trust; to compromise and adjust claims in favor of or against the Trust upon such terms as it considers best for the Trust; and in general, full power and authority to do everything in the management of and for the preservation of the Trust assets which is proper and in the best interests of the Trust;



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

                  provided that the powers granted in this paragraph (a) are subject to the provisions of paragraph (b) hereof;

         b. INVESTMENT POWERS. To invest and reinvest Trust assets in such securities, real estate, leaseholds, notes and other evidences of indebtedness, certificates of deposit, commercial paper, partnership interests, common trust funds, insurance and annuity contracts, and other property as the Trustee considers wise, without regard to any statute or rule otherwise restricting investments by fiduciaries; other than the provisions of ERISA and the code, as they may be amended; provided that the Trustee shall have the express power to purchase securities on margin which is not less than the minimum percentage required by law; and provided that in further amplification of the above-stated powers without limiting the breadth of such powers in any way, the Trustee at all times shall have the power to:

                  (1) purchase and sell listed or unlisted securities on the New York Stock Exchange, American Stock Exchange, Midwest Stock Exchange, and over-the-counter markets;

                  (2) purchase and sell put-and-call options, either covered or uncovered;

                  (3) purchase and sell corporate and U.S. Treasury bonds, and U.S. Treasury bills and notes;

                  (4) purchase and sell or withdraw from any investment trust or fund, cash management, ready asset, liquid asset, or similar type of account, whether listed or unlisted;

                  (5) open, operate, and maintain security brokerage accounts in which any security may be bought or sold, on margin or otherwise;

                  (6) hypothecate, borrow upon, purchase, and sell existing securities in such accounts as the Trustee may deem appropriate and useful;

         c. POWER TO VOTE STOCK. To represent and vote stock held by the Trustee at any corporate meeting; to represent and vote such stock in reorganization proceedings; and to grant proxies authorizing others to vote such stock at such meetings or in such proceedings;

         d. RIGHT TO USE NOMINEE. To take and hold any securities or other assets in bulk, in bearer form, or in the name of either the person acting as Trustee, or its nominee, without disclosing any fiduciary capacity and to deposit securities and other assets with any depository or depository's nominee; but the Trustee shall be responsible for all assets of the Trust in whatever form or name held or deposited;

         e. BORROWING. To borrow money upon such terms as it considers proper for the improvement or preservation of the Trust estate, and for any sums so borrowed, to issue its promissory note or notes as Trustee and secure the payment thereof by mortgaging or pledging any part or all of the Trust assets.

15.6 INVESTMENT IN MUTUAL FUNDS, COMMON TRUST FUNDS, AND TRUSTEE DEPOSITS: The Trustee is authorized to invest any potion or all of the funds of the Trust in shares of mutual funds. While a bank is Trustee of this Trust, the Trustee is expressly authorized to invest assets of the Trust in its own



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

deposits which pay a reasonable rate of interest. The Trustee is also authorized to commingle assets of the Trust with the assets of other trusts through the medium of any common trust fund established and administered by a bank or trust company; in such case, the Trust created by any declaration of trust establishing such common trust fund shall be deemed part of the Plan under which this Trust was established and is administered.

         The Trustee is authorized to commingle assets of the Trust with the assets of other trusts, which in each case form a part of a pension or profit sharing plan qualified under the Code and constitute an exempt trust within the meaning of the Code. Such assets may be commingled through the medium of any group trust for employee benefit trusts which provides for the pooling of the assets of plans and trusts qualified under the Code, provided that such group trust is exempt from taxation under Section 501(a) of the Code and satisfies the requirements of Revenue Ruling 81-100, or any successor thereto. To the extent of the equitable share of the Trust in any such group trust, the instrument establishing such group trust, as the same has been or may be amended, and the trust maintained thereunder, shall be deemed a part of this Plan as if fully set forth here. The provisions of the group trust shall govern any investment of Trust assets in that group trust.

15.7 MISCELLANEOUS PROVISIONS: The Trustee shall not be obligated to pay interest on reasonable amounts of uninvested funds. The Trustee shall not be required to determine the identity or mailing address of a person entitled to benefits under this Plan, and shall have discharged its obligation in that respect when it has sent checks and other papers by ordinary mail to such persons at the addresses last furnished to it by the Plan Administrator. The Trustee may withhold payment of any funds subject to dispute until the dispute is settled by the parties or resolved by a court having jurisdiction.

         If two persons are serving as Trustee, they shall act by unanimous consent, and if more than two persons are serving as Trustee, they shall act by majority vote. The persons serving as Trustee may act either by vote at a meeting or in writing without a meeting. The Trustee may, by agreement in writing signed by all Trustees and delivered to Employer, designate one Trustee to assume specific responsibilities, obligations, or duties, including, but not limited to, the investment of a portion or all of the Trust assets, preparation of reports, payment of benefits, and communication with Participants or Beneficiaries. Any person dealing with the Trust may rely upon the act or the authorization of the designated Trustee.

         The Employer shall indemnify and hold the Trustee harmless from any and all claims, losses, damages, expenses (including reasonable counsel fees approved by Employer), and liability (including any reasonable amount paid in settlement with the approval of Employer) arising from any act or omission of the Trustee, unless such act or omission is due to the negligence or willful misconduct of the Trustee.

15.8 TERMINATION OF SERVICES OF TRUSTEE: A Trustee may be removed by Employer by delivering to the Trustee a written notice to that effect. A Trustee may resign as Trustee hereunder by delivering a written notice to Employer. Such removal or resignation shall be effective on the date agreed to by Employer and the Trustee. A Trustee who is removed, resigns, or dies may be replaced by Employer; provided that upon the removal, resignation, or death of the sole Trustee, a successor Trustee shall be appointed by Employer immediately. Such successor Trustee, upon accepting the appointment in writing delivered to Employer and to the replaced Trustee (or his executor or administrator), shall become vested with the same rights, powers, duties and privileges, and immunities as the replaced Trustee. If the replaced Trustee was the sole Trustee, he (or his executor or administrator) shall immediately, upon delivery of the acceptance of the successor trustee, assign and deliver to the successor Trustee all the funds, securities, and other property then held by it under the Trust and such records as may reasonably be required by the successor Trustee or Employer to properly administer the Trust. If the replaced Trustee was the sole Trustee, he (or his executor or administrator) shall within 60 days from the delivery of the acceptance of the successor Trustee, (or in the case of death, within 60 days after the appointment of the executor or administrator; file with Employer a statement of the actions and accounts of the Trust covering the period from the last annual statement to




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

the date of such acceptance or appointment, in a form similar to such last annual statement. No successor Trustee shall have any duty or obligation to inquire into the administration of the Trust prior to his acceptance as Trustee.

15.9 APPOINTMENT OF CUSTODIAN: The Employer may appoint a Custodian under the Plan by designating one under Item 14 in the Adoption Agreement. The Custodian shall accept appointment by executing the Adoption Agreement. The Custodian shall have the powers, rights and duties as described in Section 15.10 to 15.17 hereof.

15.10 ESTABLISHMENT OF CUSTODIAL ACCOUNT: The Custodian shall establish and maintain a Custodial account for the Plan or in the name of each Plan Participant, as elected by the Employer in Item 14 of the Adoption Agreement. The Custodian shall credit contributions to, and make payments and disbursements from, this Account as directed by the Plan Administrator.

15.11 TRANSMITTAL OF CONTRIBUTIONS TO CUSTODIAL ACCOUNT: All contributions to the Plan shall be transmitted to the Custodial by the Plan administrator along with written instructions specifying the Custodial Account(s) to which the contributions are to be credited, the amounts to be credited thereto, and any other relevant information required by the Custodian. The Custodian shall be responsible only for the contributions it receives.

15.12 DISBURSEMENTS FOR CUSTODIAL ACCOUNT: The Custodian shall make payments from the Custodial Account or the Trust from time to time in accordance with instructions received from the Plan Administrator. Distributions to Participants or their Beneficiaries shall be made in such manner or in such amount as may be specified in writing by the Plan Administrator. The Custodian shall be under no liability for any distribution made by it pursuant to any such written instruction of the Plan Administrator, and the Custodian shall have no duty to inquire as to whether any such distribution is made in accordance with the provisions of this Plan.

15.13 RECORDS AND REPORTS FROM CUSTODIAN: The Custodian shall keep records of all contributions, receipts, investments, distributions, disbursements and all other transactions. Such records shall reflect separately the amounts contributed to the Custodial Account or the Trust by the Employer and the amounts held in the Custodial Account or the Trust for each Participant under Articles V and VI. Within 90 days of the close of each Plan Year or after distribution or transfer of a Participant's Account balance or the Custodian's resignation or removal, the Custodian shall file with the Plan Administrator or the Trustee a written report (which may consist of copies of regularly issued broker-dealer statements) reflecting all transactions effected by the Custodian during the period in question and including a statement of the assets in the Trust and the fair market value of such assets. In the absence of the filing in writing with the Custodian by the Plan Administrator or Trustee of exceptions or objections to the report within 60 days after mailing such report, the Plan Administrator or Trustee, as applicable, shall be deemed to have approved such report and the Custodian shall be released, relieved and discharged from all liability to anyone with respect to all matters set forth in such report as though such account had been settled by the decree of a court of competent jurisdiction. No person other than the Plan Administrator, Trustee, or legal representative of any of the parties may require an accounting or bring any action against the Custodian. The Custodian shall have the right at any time to apply to a Court of competent jurisdiction for judicial settlement of its accounts, or for a determination of any questions of construction which may arise, or for instructions. The only necessary party defendant to such an action shall be the Plan Administrator, Trustee, or his legal representative, but the custodian may, if it so elects, bring in as a party defendant any other person or persons. The cost, including attorneys' fees, of any such action shall be charged to the Trust as an administrative expense as provided herein.



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

         The Custodian shall file any tax forms or returns concerning the Custodial Account in the Trust that are required by law to be filed by Custodian.

15.14 INFORMATION FOR PARTICIPANTS; VOTING: The Custodian shall deliver to the Trustee or Investment Director (if applicable) all notices, prospectuses, financial statements, proxies and proxy solicitation material relating to the securities in the Trust. The Custodian shall not vote any shares held hereunder except in accordance with the instructions of the Trustee or Investment Director (if applicable).

15.15 TRANSFER, RESIGNATION OR REMOVAL OF CUSTODIAN: The Custodian may resign by written notice to the Employer and to the Sponsoring Organization which shall be effective 60 days after delivery. The Custodian may be removed by the Employer by written notice to the Custodian and to the Sponsoring Organization which shall be effective 60 days after delivery. The Custodian shall deliver the contents of the Custodial Account in the Trust to its successor on the effective date of the resignation or removal or as soon thereafter as practicable, provided that this shall not waive any lien the Custodian may have upon the Trust or Accounts for its compensation or expenses.

15.16 CUSTODIAN'S RESPONSIBILITIES AND OBLIGATIONS: The Custodian shall be under no responsibility whatsoever except such responsibility as is specifically set forth in this Plan. Custodian shall not make any investments or dispose of any investment held in a Trust or Custodial Account except upon the direction of the Trustee or Investment Director. Custodian shall be under no duty to question any such direction, to review any securities or other property held in the Trust or Custodial Account, or to make suggestions to the Trustee or Investment Director with respect to the investment, retention or disposition of any assets held in the Trust or Custodial Account. The Custodian shall be under no liability for any loss of any kind which may result by reason of any failure to act because of the absence of any such directions. The Custodian shall have no discretion to direct any aspect of the business administration of the Trust or Custodial Account, but is merely authorized to acquire and hold particular investments specified by the Trustee or Investment Director (if applicable). The Custodian shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and signed or presented by the proper person or persons, and the Custodian shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained. The Employer, Investment Director, and/or Participant shall at all times fully indemnify and hold harmless the Custodian from any liability which may arise hereunder except liability arising from the negligence or willful misconduct of the Custodian.

         The Custodian, pursuant to the instructions of Section 8.1, may exercise or sell options, conversion privileges, or rights to subscribe for additional securities and may make payments therefor. In the absence of such directions, the Custodian shall take no action.

         Pursuant to the directions of Section 8.1, the Custodian may consent to or participate in dissolutions, reorganizations, consolidations, mergers, sales, leases, mortgages, transfers or other changes affecting securities held by the Custodian. In the absence of such directions, the Custodian shall take no action.

         Pursuant to the directions of Section 8.1, the Custodian may apply for annuity contracts and may exercise all rights of policy ownership including but not limited to conversion, surrender, designation of beneficiaries and the election of dividend, nonforfeiture and settlement options. In the event of any conflicts between the provisions of this Plan and the terms of any policy or contract issued under the Plan, the provisions of the Plan will control.

         The Custodian may hold any securities in the name of the Custodian, without qualification or description, or in the name of any nominee.



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

         The Custodian may make, execute and deliver as Custodian any and all contracts, waivers, releases or other instructions in writing necessary or proper for the exercise of any of the foregoing powers. The Custodian shall not be liable for any losses which may result from its failure to take action as described above in the absence of directions from the Trustee or Investment Director (if applicable). The Custodian may, pursuant to the directions of
Section 8.1, grant options to purchase securities held by the Custodian or to repurchase options previously granted with respect to securities held by the Custodian.

15.17 TYPES OF INVESTMENTS: The Custodian shall have no duty to diversify and may make such investments in accordance with the instructions of the Trustee or Investment Director (if applicable) without regard to whether such property is authorized by the laws of any jurisdiction for custodial investment.

15.18 DUTIES OF INVESTMENT DIRECTOR: Subject to Article VIII and Item 9 of the Adoption Agreement, the Investment Director as a fiduciary shall have the authority to take all actions appropriate to direct the Custodian as to the investment of the assets of the Custodial Account including, but not limited to, the following:

         a. GENERAL POWER OVER CUSTODIAL ACCOUNT INVESTMENT. To direct the Custodian to sell, transfer, or exchange any or all of the property of the Custodial Account at prices and upon terms that it considers proper; to compromise and adjust claims in favor of or against the Custodial Account upon the terms that it considers best for the Custodial Account, subject to the approval of the Employer, and in general, full power and authority to do everything in the management and for the preservation of the Custodial Account assets which is proper and in the best interests of the Custodial Account; provided that the powers granted in this paragraph (a) are subject to the provisions of paragraph (b) that follows.

         b. INVESTMENT POWERS. To direct the Custodian to invest and reinvest Custodial Account assets in any securities, real estate, leaseholds, notes and other evidences or indebtedness, certificates of deposit, commercial paper, partnership interests, common trust funds, and other property that the Investment Director considers wise, without regard to any statute or rule otherwise restricting investments by fiduciaries, other than the provisions of ERISA and the Code; provided that the Investment Director shall have the express power to direct the Custodian to purchase securities on margin which is not less than the minimum percentage required by law; and provided that in further amplification of the above stated powers without limiting the breadth of these powers in any way, the Investment Director at all times shall have the power to direct the Custodian to:

                  1. purchase and sell listed or unlisted securities on the New York Stock Exchange, American Stock Exchange, Midwest Stock Exchange, and over-the-counter markets;

                  2.       purchase and sell covered call options;

                  3. purchase and sell corporate and U.S. Treasury bonds, and U.S. Treasury bills and notes;

                  4. purchase and sell or withdraw from any investment trust or fund, cash management, ready asset, liquid asset, or similar type of account, whether listed or unlisted; and

                  5. hypothecate, borrow upon, purchase and sell existing securities in whatever accounts the Investment Director may deem appropriate.



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

         c. POWER TO VOTE STOCK. To represent and vote stock held by the Custodial Account at any corporate meeting; to represent and vote stock in reorganization proceedings; and to grant proxies authorizing others to vote stock at such meetings or proceedings.

         d. RIGHT TO USE NOMINEE. To take and hold any securities or other assets in bulk, in bearer for, or in the name of either the person acting as Custodian, or its nominee, without disclosing any fiduciary capacity; and to deposit securities or other assets with any depository; but the Custodian shall be responsible for all assets of the Custodial Account in whatever form or name held or deposited.

         e. MUTUAL FUNDS. The Investment Director is authorized to direct the Custodian to invest any portion or all of the funds of the Custodial Account in shares of mutual funds.




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                       ARTICLE XVI: ASSIGNMENT OF BENEFITS

16.1 RIGHTS NOT ASSIGNABLE: No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code. A domestic relations order entered before January 1, 1985, will be treated as a Qualified Domestic Relations Order if payment of benefits pursuant to the order has commenced as of such date, and may at the sole discretion of the Plan Administrator be treated as a Qualified Domestic Relations Order is payment of benefits has not commenced as of such date, event thought the order does not satisfy the requirements of Section 414(p).

16.2 PROCEDURES FOR REVIEWING DOMESTIC RELATIONS ORDERS: Upon receipt of a domestic relations order, the Plan Administrator shall promptly notify the Participant and each Alternate Payee who is named in the order of the Plan Administrator's receipt of the order. The notification shall also include a copy of these procedures. The notification shall be sent to the Participant and each Alternate Payee at the address for each set forth in the domestic relations order. An Alternate Payee may designate a representative to receive copies of all notices that are to be sent to the Alternate Payee with respect to the domestic relations order. The Plan Administrator shall determine, within a reasonable period of time, whether the domestic relations order specifies all of the following:

         a. The name and last known mailing address of the Participant and the name and mailing address of each Alternate Payee covered by the order.

         b. The amount or percentage of a Participant's benefits to be paid by the Plan to each alternative Payee or the manner in which such amount or percentage is to be determined.

         c. The number of payments or the period of time to which the order applies.

The Plan Administrator shall also determine, within a reasonable period of time, whether the domestic relations order meets the following requirements.

         1. It does not require the Plan to provide for any type or form of benefits, or any option, not otherwise provided under the Plan.

         2. It does not require the Plan to provide increased benefits (determined on the basis of actuarial value).

         3. It does not require that benefits be paid to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

While the qualified status of the domestic relations order is being determined, the Plan Administrator shall instruct the Trustee to segregate or escrow any amount payable to the Alternate Payee which it currently in pay status and the Trustee shall so segregate any such amount, if the domestic relations order is determined to be a Qualified Domestic Relations Order (QDRO) within 18 months after its receipt by the Plan, the Plan Administrator shall direct the Trustee to pay the segregated or escrowed amounts, plus any interest thereon, to the person or persons entitled to receive them. If the domestic relations order is determined not be a QDRO or if the issue cannot be resolved within 18 months after its receipt by the Plan and if benefits are in pay status, then the Plan Administrator shall direct the Trustee to pay the segregated amounts, plus any interest thereon, to the person or persons who would have been entitled to such amounts if there had been no domestic relations order. Any determination that a domestic relations




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

order is a QDRO which is made by the Plan Administrator after the close of the 18-month determination period shall be applied prospectively only. Notwithstanding anything herein to the contrary, payment to an Alternate Payee may be made at any time after the domestic relations order is determined to be a QDRO under Section 414(p) of the Code and any such order shall not fail to be a QDRO solely because it calls for payment to be made to an Alternate Payee as soon as administratively possible after such determination by the Plan Administrator.




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


                     ARTICLE XVII: FIDUCIARY RESPONSIBILITY

17.1 PRUDENT MAN RULE: In all actions taken under this Plan, each fiduciary shall discharge his duties solely in the interest of the Participants and their Beneficiaries, for the exclusive purpose of providing benefits to Participants and their Beneficiaries and of defraying reasonable expenses of administering the Plan. It shall do so with care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Investments of the Plan shall be diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The investment of all or any portion of the Plan assets in federally insured accounts shall be permitted. This plan shall be administered in accordance with the provisions of this document (including the Adoption Agreement) and applicable law.

17.2 RESPONSIBILITY FOR AGENTS: Subject to the other provisions of this Article, neither the Employer, the Plan Administrator (if different than Employer), the Investment Director, the Sponsoring Organization, the Custodian, nor the Trustee, shall be liable for an act or omission of any agent appointed by any one of them in carrying out the responsibility for which the agent was appointed, unless with respect to the delegation of authority to appoint, or the designation of such agent, or in continuing the delegation or designation, the Employer, the Plan Administrator, the Investment Director, the Sponsoring Organization, the Custodian, or the Trustee has breached its duties set forth in this Plan.

17.3 LIABILITY WHILE NOT ACTING AS A FIDUCIARY: No fiduciary of this Plan shall be liable for a breach of fiduciary duty, unless the breach was committed while he was a fiduciary.

17.4 LIABILITY FOR BREACH BY CO-FIDUCIARY: A fiduciary shall not be liable for the acts or omissions of a co-fiduciary unless:

         a. he knowingly participates in or attempts to conceal an act or omission of another fiduciary when he knows the act or omission is a breach of fiduciary responsibility by the other fiduciary; or

         b. he knows of a breach by another fiduciary and does not make reasonable efforts to remedy the breach; or

         c. the fiduciary's breach of his own fiduciary responsibility enables the other fiduciary to commit a breach.

17.5 PROHIBITED TRANSACTIONS: Subject to the last sentence of this Section, a fiduciary shall not cause the Plan to engage in a transaction if he knows or should know that the transaction is a direct or indirect:

         a. sale, exchange, or leasing of any property between the Plan and a disqualified person as defined in Section 4975(e)(2) of the Code;

         b. lending of money or other extension of credit between the Plan and a disqualified person, except as expressly permitted by this Plan;

         c. furnishing of goods, services, or facilities between the Plan and a disqualified person;

         d. transfer to, or use by, or for the benefit of, a disqualified person of the income or assets of the Plan;

         e. act by a disqualified person who is a fiduciary whereby he deals with the income or assets of the Plan in his own interest or for his own account; or

         f. receipt of any consideration for his own personal account by any disqualified person who is a fiduciary from any party dealing with the Plan in connection with a transaction involving the income or assets of the Plan.

         A fiduciary shall not in his individual or in any other capacity, act in any transaction involving the Plan on behalf of a party (or representing a party) whose interests are adverse to the interests of the Plan or the interests of its Participants or Beneficiaries. A fiduciary who has authority or discretion to control or manage the assets of the Trust shall not permit the Trust to hold any Employer security or Employer real property if the fiduciary knows or should know that holding the security or real property would violate the limitations set forth in Section 406 and 407 of ERISA. The restrictions of this Section shall not be applicable to any transaction which is exempted from the requirements of Sections 406 and 407 of ERISA by Section 408 of ERISA and other statute regulation, or ruling.

                        ARTICLE XVIII: GENERAL PROVISIONS

18.1 PARTICIPANTS TO FURNISH INFORMATION: Each Participant entitled to benefits under the Plan shall furnish to the Plan Administrator evidence, data, or information that the Plan Administrator considers necessary or desirable in order to properly administer the Plan.

18.2 SUCCESSORS AND ASSIGNS: The Plan shall be binding upon the successors and assigns of Employer.

18.3 LIMITATIONS OF LIABILITY: Neither Employer, nor the Plan Administrator, nor the Investment Director, nor the Sponsoring Organization, nor the Custodian, nor the Trustee, shall be liable to any person in acting upon any notice, request, consent, letter, telegram, or other instrument believed without negligence and in good faith to be genuine and to have been signed or sent by the proper person or persons.

18.4 AGENCY AND COURT PROCEEDINGS: In any application to or proceeding before an administrative agency or in any court action, only the agent for the Employer as designated in Item 2 of the Adoption Agreement (if different than the Employer) shall be a necessary party. No Participant or other person having an interest in the Plan shall be entitled to any notice or service of process, except as required by law upon submission of this Plan or any amendment thereto to the Internal Revenue Service for a determination as to its qualified status. Any decision or judgment entered in any application, proceeding, or action shall be conclusive upon all persons claiming an interest in this Plan. Service of process shall be made upon Employer at is principal place of business and upon the Plan Administrator at its principal place of business.

18.5 APPLICATION FOR LETTER: Except as otherwise provided in Item 15 of the Adoption Agreement, Employer shall promptly submit the Adoption Agreement and all necessary supporting documents to the Internal Revenue Service with a request for a determination letter that the Plan set forth in this document meets the requirements of Section 4-01(a) of the Code, and shall notify each Employee of this request on or before the submission date. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe. If the Employer's plan fails to attain or retain qualification, such Plan will no longer participate in this Prototype Plan and will be considered an individually designed Plan.

                       MCDONALD & COMPANY SECURITIES, INC.
                 PROTOTYPE DEFINED CONTRIBUTION RETIREMENT PLAN
                             ADOPTION AGREEMENT 003
                       NONSTANDARDIZED PROFIT-SHARING PLAN
                             WITH 401(K) ARRANGEMENT

                 ---------------------------------------------

         In accordance with the Employee Retirement Income Security Act of 1974 (ERISA), the undersigned Employer by this Adoption Agreement establishes the HOME SAVINGS & LOAN COMPANY 401(k) Savings Plan, Employer-assigned Plan Number 001, upon the terms and conditions set forth in this Adoption Agreement and the provisions of the McDonald & Company Securities, Inc. Prototype Defined Contribution Retirement Plan document (the "Plan"), which the Employer has read, accepts, and specifically incorporates herein by reference. All terms used in this Adoption Agreement, when capitalized, shall have the same meanings set forth in Article II of the Plan document.

         The Employer hereby certifies that the following information is correct and makes the following elections granted under the provisions of the Plan.

1.   PRELIMINARY INFORMATI

     A.   EMPLOYER

     Name of Employer:  The Home Savings & Loan Company of Youngstown, Ohio
                        ---------------------------------------------------

     Business Address:  275 Federal Plaza West
                        ----------------------

     City:  Youngstown               State:  Ohio      Zip Code  44503-1203
           -------------             ------------               -----------

     Phone Number:  330-742-0500      Tax Identification Number:  34-0296160
                        --------------                              -----------
     The Employer is a :         Sole Proprietor              Partnership
                        --------                      -------
                            X    Corporation                  S Corporation
                        --------                      -------
     Employer's Year for Federal Income Tax or Tax Reporting Purposes:
                 X   Calendar Year       Fiscal Year beginning on first day of
               -----                -----
                                                  _______________ each year
                                                     (month)

     B.   ADDITIONAL ADOPTING EMPLOYERS

     Name of Additional Adopting Employer: ____________________________________

     Business Address: ________________________________________________________

     City: ______________     State: ________            Zip Code _________

     Phone Number: _______________    Tax Identification Number: __________

     The Employer is a :         Sole Proprietor               Partnership
                        --------                      --------
                                 Corporation                   S Corporation
                        --------                     ---------

     Employer's Year for Federal Income Tax or Tax Reporting Purposes:
                Calendar Year       Fiscal Year beginning on first day of
          -----                -----
                                                _______________ each year
                                                    (month)

     Name of Additional Adopting Employer: ________________________________

     Business Address: ____________________________________________________

     City: ______________      State: ________          Zip Code___________

     Phone Number: _______________     Tax Identification Number: _________

     The Employer is a :      Sole Proprietor                 Partnership
                        -----                           -----
                              Corporation                     S Corporation
                        -----                           -----


     Employer's Year for Federal Income Tax or Tax Reporting Purposes:
                Calendar Year         Fiscal Year beginning on first day of
          -----                 -----

                                                  _______________ each year
                                                       (month)

     If more space is needed, attach additional sheets.

     C.   TRUSTEE

     The Trustee shall be the person(s)/entity named below, hereinafter referred to as "Trustee".

     Trustee:   The Riggs National Bank of Washington, D.C.
              ----------------------------------------------------
     Business Address:          P.O. Box 96215
                       -----------------------
     City: Washington, D.C.       State:               Zip Code: 20090-6215
           ------------------            ------                  ----------
     Phone Number: 301-887-4806        Identification Number:
                       ------------                               -------------

2.   ADMINISTRATOR

     The Plan Administrator, unless otherwise designated below, is the Employer. The Plan Administrator will be the "named fiduciary" for the Plan and shall be the agent for the service of legal process.

     Name of Administrator: The Home Savings & Loan Co. c/o Pamela S. Kloss
                            -----------------------------------------------
     Address:   275 Federal Plaza West
              ------------------------
     City:    Youngstown      State:  Ohio            Zip Code:  44503-1203
           -----------------        ---------                    -----------
     Phone Number:  330-742-0500      Tax Identification Number:
                   -------------                                 ----------

3.   SPONSORING ORGANIZATION

     A.   The Sponsoring Organization of the Plan is:

          McDonald & Company Securities, Inc.
                  800 Superior Avenue
                    Cleveland, OH
                 44114 (216) 443-2300

     B. The Sponsoring Organization will inform the Employer of any amendments made to the Plan, or of the discontinuance of its sponsorship of this Plan as a Prototype Plan.

4.   PLAN DATES

     A.   EFFECTIVE DATE (CHOOSE ONE)

          ( )  This is a New Plan, with an effective date of _______________
               19__.

          (X) This is an amended and restated Plan. The original Effective Date of the Plan was JANUARY 1 , 1993. The effective date of this restatement is JANUARY 1 , 1996.

     B.   PLAN YEAR (CHOOSE ONE)

          i. INITIAL PLAN YEAR (NEW PLAN) . If this is a New Plan its first plan year shall run from __________ to __________. Thereafter, the Plan Year shall be the 12-consecutive month period commencing on ________________ and each anniversary thereof. If no Plan Year is specified, the Plan Year shall be the 12-consecutive month period ending on the last day of the Employer's Accounting Period.

          ii. PLAN YEAR (RESTATED PLAN . The Plan year shall be the 12-consecutive month period commencing on JANUARY 1 and ending on DECEMBER 31 , and any subsequent 12-month period beginning on any JANUARY 1 . For periods prior to the Effective Date specified above, a Plan Year means any period specified in prior plan documents. If no Plan Year is specified, the Plan Year shall be the 12-consecutive month period ending on the last day of the Employer's Accounting Period.

     C.   LIMITATION YEAR

          The Limitation Year shall be the 12-consecutive month period commencing on JANUARY 1 and each anniversary thereof. All qualified plans maintained by the Employer must use the same Limitation Year. If no Limitation Year is specified, the Limitation Year shall be the Plan Year.

     D.   VALUATION DATE

          The Valuation Date shall be last day of each (CHOOSE ONE)

          ( )  Plan Year.

          ( )  Calendar Quarter

          (X)  Other Daily .
                     ---------------------------------------------

          If no date is chosen, the Valuation Date shall be the last day of each Plan Year.

5.   ELIGIBILITY

     A.   AGE AND SERVICE REQUIREMENTS

          Each Employee will be eligible to participate in this Plan on the applicable Participation Date specified in Item 5(C), in accordance with Article III, except the following:

          (X) Age requirement. Employees who have not attained the age of 20 (cannot exceed 21).

     * (X) Service Requirement. Employees who have not completed 6 months of Service (cannot exceed 1 year unless the Plan provides a nonforfeitable right to 100% of the Participant's Account balance derived from Employer contributions after not more than two Years of Service, in which case up to two years is permissible). If the Year(s) of Service selected is or includes a fractional year, an Employee will not be required to complete any specified number of Hours of Service to receive credit for such fractional year.

          (X) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

          (X) Employees who are nonresident aliens (within the meaning of Section 7701 (b) (1) (B) of the Code) and who receive no earned income from the Employer which constitutes income from sources within the United States.

          (X)  Other   Limited Service Employees .
                       --------------------------------------------------------

          ( ) Notwithstanding the requirement listed above, each Employee who is an Employee on ________ will be eligible to participate in the Plan as of __________. Individuals who become employed after __________ shall become participants on the Participation Date described in Item 5(C) after completing the eligibility requirements described above.

     B.   ELIGIBILITY FOR 401(K) OPTION

          (X)  This Plan shall include a 401(k) Arrangement in accordance with
               Article VI. Each Employee shall be eligible to make the election in Section 6.3 and participate in the 401(k) Arrangement of
               Article VI, except the following.

          (X) Age requirement. Employees who have not attained the age of 20 (cannot exceed 21).

     * (X) Service Requirement. Employees who have not attained the age of 6 Months of Service (cannot exceed 1 year).

          (X) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining. For the purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

          (X) Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States.

          (X)  Other  Limited Service Employees .
                      -----------------------------------------------------

*YEARS OF SERVICE SHALL INCLUDE ALL YEARS OF SERVICE WITH INDUSTRIAL SAVINGS AND
 LOAN ASSOCIATION.

AMENDED ON ________, EFFECTIVE ON AND AFTER THE ACQUISITION DATE OF INDUSTRIAL SAVINGS AND LOAN ASSOCIATION.

          ( ) Notwithstanding the requirements listed above, each employee who is employed on __________ will be eligible to participate in the Plan as of __________. Individuals who become employed after _________ shall become participants on the Participation Date described in Item 5(C) after completing the eligibility requirements described above.

C.   PARTICIPATION DATES (CHOOSE (i), (ii), (iii) OR (iv))

     (i)  ( )  Single Participation Date each year: _______________________
               (CHOOSE ONE)                             (month and day)

          ( ) An Employee shall become a Participant on the Participation date NEAREST the date he satisfies the requirements of Item 5(A).

          ( ) An Employee shall become a Participant on the Participation Date in the Plan Year in which the Employee satisfies the requirements of Item 5(A) (retroactive entry date).

     (ii) ( ) Dual Participation Dates. The Participation Dates shall be the first day of the Plan Year, and the first day of the seventh month of the Plan Year. An Employee shall become a Participant on the Participation Date (CHOOSE ONE)

          ( )  nearest

          ( ) coincident with or first following the date he satisfies the requirements of Item 5(A).

     (iii)(X) Multiple Participation Dates. The Participation Dates shall be the first day of the period designated below coincident with or first following the date an Employee satisfies the requirements of Item 5(A). (CHOOSE ONE)

               ( )  month

               ( )  calendar year quarter

               (X)  Plan Year quarter.

     (iv) Daily Participation Dates. The Participation Dates shall be the day coincident with the date an Employee satisfies the requirements of
          Item 5(A).

If no date is specified, the Participation Date shall be a single Participation Date as described in C(i) above, which shall be the first day of the Plan Year nearest the date the Participant satisfies the requirements of Item 5(A).

6.       EMPLOYER CONTRIBUTIONS

         A.       CONTRIBUTIONS

                  i.       ALLOCATION OF EMPLOYER DISCRETIONARY CONTRIBUTIONS

                           The Employer in its sole discretion may contribute any amount as it shall decide for each Plan Year. Contributions to the Plan shall be made from the general assets of Employer and shall not exceed 15% of the total Plan Compensation paid to all Participants in this Plan from its Effective Date. If this Plan is maintained by an entity other than a corporation, the contribution shall not exceed 15% of the Plan compensation paid to all Participants for the Accounting Period for which the contribution is being made.

                           Employer Contributions shall be allocated to the Account of each Participant entitled to an allocation under 6(C) as selected below. The amount allocated on behalf of any individual Participant will not exceed the lesser of 25% of Compensation of $30,000.00 (or such larger amount determined by the Secretary of Treasury).

                           (Note: The Plan Compensation of a Self-employed Individual is defined as his net earnings from self-employment as reduced by an deductible contribution to this Plan. As a result, the maximum deductible percentage of Plan Compensation that may be contributed for a Self-employed Individual is 13.04348% of his net earnings from self-employment before any Employer contributions to this Plan.)

                           (CHOOSE ONE FORM OF ALLOCATION)

                           (X)      UNIFORM ALLOCATION FOR ALL PARTICIPANTS

                                    After allocation of any Minimum Contribution required by Article XII because the Plan is top heavy, the Employer's contribution shall be credited to the Account of each Participant entitled to an allocation under
                                    Section 6(C) in the proportion that each Participant's total Plan Compensation for the Plan Year bears to the total Plan Compensation of all Participants for the Plan Year.

                           (   )    ALLOCATION INTEGRATED WITH SOCIAL SECURITY

                                    Subject to the overall permitted disparity limit. Employer contributions for the Plan Year will be allocated to the Accounts of Participants entitled to an allocation under
                                    Section 6(C) as follows:

                                    STEP ONE: If the Plan is top heavy,
                                    contributions will be allocated to each
                                    Participant's Account in the ratio that each Participant's Plan compensation bears to the total of all Participants' Plan Compensation, but not in excess of 3% of each Participant's Plan Compensation.

                                    STEP TWO: If the Plan is top heavy, any
                                    contributions remaining after the allocation in Step One will be allocated to each Participant's Account in the ratio that each Participant's Plan Compensation for the Plan Year in excess of the Integration Level bears to the total excess Plan Compensation of all Participants, but not in excess of 3% of each Participant's Plan Compensation in excess of the Integration Level. For purposes of this Step Two, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, such

                                    Participant's total Plan Compensation for the Plan Year will be taken into account.

                                    STEP THREE: Any contributions remaining
                                    after the allocation in Step Two will be allocated to each Participant's Account in the ratio that the sum of each Participant's Plan Compensation and Plan Compensation in excess of the Integration Level bears to the sum of all Participants' Plan Compensation and Plan Compensation in excess of the Integration Level, but not in excess of the Profit Sharing Maximum Disparity Rate times the sum of the Participant's Plan Compensation and Plan Compensation in excess of the Integration Level. For purposes of this Step Three, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, two times such Participant's total Plan Compensation for the Plan Year will be taken into account.

                                    STEP FOUR: Any remaining Employer
                                    contributions will be allocated to each
                                    Participant's Account in the ratio that each Participant's Plan Compensation bears to the total of all Participants' Plan Compensation.

                                    ANNUAL OVERALL PERMITTED DISPARITY LIMIT:
                                    Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), Employer contributions will be allocated to the Account of each Participant who is entitled to an allocation under
                                    Section 6(C) in the ratio that such
                                    Participant's total Plan Compensation bears to the total Plan Compensation of all Participants.

                                    CUMULATIVE PERMITTED DISPARITY LIMIT:
                                    Effective for Plan Years beginning on or after January 1, 1985, the cumulative permitted disparity limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant's cumulative permitted disparity limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

                                    The Profit Sharing Maximum Disparity Rate is equal to the lesser of:

                                    (a)      If the plan is top heavy 2.7%;
                                             otherwise 5.7%; or

                                    (b)      the applicable percentage
                                             determined accordance with the
                                             table below:

           If the Integration Level                   the applicable
                                                      --------------
        is more than   but not more than               percentage is
        ------------   -----------------               -------------
                                              If the Plan        If the Plan
                                              is top heavy    is not top heavy

             $0               X                   2.7%            5.7%

              X           80% of TWB              1.3%            4.3%

         80% of TWB           Y                   2.4%            5.4%


TWB = Taxable Wage Base
X = the greater of $10,000 or 20 percent of the TWB
Y = any amount more than the 80% of the TWB but less than 100% of the TWB

If the Integration Level selected is equal to the Taxable Wage Base, the applicable percentage is 2.7% if the Plan is top heavy, and 5.7% if the Plan is not top heavy.

The Taxable Wage Base is the contribution and benefits base in effect under
Section 230 of the Social Security Act in effect as of the beginning of the Plan Year.

The Integration Level is equal to (CHOOSE ONE):

                  ( )  Taxable Wage Base

                  ( ) $______________ (a dollar amount less than the Taxable Wage Base)

                  ( )  _______% of TWB (not to exceed 100%)

         ii.      401(K) ARRANGEMENT

                  (X) This Plan shall include a 401(k) Arrangement in accordance with Article VI.

                       A Participant may contribute (CHOOSE ONE)

                  ( )  any amount up to ________% of Plan Compensation

                  (X)  any amount from 1% to 15% of Plan Compensation
                                                    -     --

                  a.   MATCHING CONTRIBUTIONS. (Choose (1) or (2))

                       (1)  ( )  Employer may not make Matching Contributions

                       (2)  (X)  Employer may make Matching Contributions as
                                 described below

                            (A)  MATCHING CONTRIBUTIONS. (CHOOSE (i) OR (ii)
                                 BELOW)

                                 (i) (X) DISCRETIONARY MATCHING CONTRIBUTION. In it discretion the Employer MAY allocate an amount to each eligible Participant's Matching Contribution
                                          Subaccount. Such amount shall be
                                          determined in the sole discretion of
                                          the Employer. Eligible Participants
                                          are those Participants designated as
                                          eligible below.

                                 (ii) ( ) NONDISCRETIONARY MATCHING
                                          CONTRIBUTIONS. The Employer SHALL
                                          allocate to each Participant's
                                          Matching Contribution Subaccount an
                                          amount equal to ______% of the
                                          Participant's Elective Deferrals.
                                          The Employer shall not match amounts
                                          provided above in excess of (CHOOSE
                                          ONE)

                                          (  ) $_________.

                                          (  )  _____% of the Participant's Plan
                                                Compensation.

                                           Eligible Participants are designated
                                           below.

                            (B) ELIGIBILITY FOR MATCHING CONTRIBUTIONS. As selected above, the Employer shall allocate the matching contribution (if made) to (CHOOSE ONE):

                                  (i)  (X) all 401(k) Participants

                                  (ii) ( ) all 401(k) Participants who are
                                           Nonhighly-compensated Employees who
                                           make Elective Deferrals to the Plan.

                            (C) Matching Contributions will be vested in accordance with the following schedule (CHOOSE ONE):

                                  (i)  ( ) nonforfeitable at all times.

                                  (ii) (X) the vesting schedule selected by the
                                           Employer in Item 12 or this Adoption
                                           Agreement.

                  b.   QUALIFIED MATCHING CONTRIBUTIONS. (CHOOSE (1) OR (2))

                       (1)  (X)  DISCRETIONARY QUALIFIED MATCHING CONTRIBUTIONS.
                                 In its discretion the Employer may make
                                 Qualified Matching Contributions to the Plan on behalf of the Participant selected below.

                       (2)  ( )  NONDISCRETIONARY QUALIFIED MATCHING
                                 CONTRIBUTIONS. The Employer SHALL contribute and allocate to each Participant's Qualified Matching Contribution Subaccount an amount equal to _____% of the

                                 Participant's Elective Deferrals. The Employer shall not match amounts provided above in excess of (CHOOSE ONE)

                                 ( )  $_______________.

                                 ( )  _____% of the Participant's Plan
                                      Compensation

                       (3) As selected above the Employer will allocate Qualified Matching Contributions (if made) to the Plan on behalf of (CHOOSE ONE)

                            ( ) all 501(k) Participants

                            (X) all 401(k) Participants who are Nonhighly-
                                compensated Employees who make Elective
                                Deferrals to the Plan.

                  c. QUALIFIED NONELECTIVE CONTRIBUTIONS. The Employer may make Qualified Nonelective Contributions to the Plan in such amount and at such times as may be determined by the Employer. Allocation of Qualified Nonelective Contributions shall be made to the Accounts of (CHOOSE
                       ONE)

                       ( ) all Participants.

                       (X) all Participants who are Nonhighly-compensated
                           Employees.

                       Allocation of Qualified Nonelective Contributions shall be made (CHOOSE ONE)

                       (X) in the ratio which each Participant's Plan
                           Compensation for the Plan Year bears to the total Plan Compensation of all Participants for such Plan Year.

                       ( ) in the ratio which each Participant's Plan
                           Compensation not in excess of $_____________ for the Plan Year bears to the total Plan Compensation of all Participants not in excess of $__________ for such Plan Year.

                  d. ACTUAL DEFERRAL PERCENTAGE (ADP) TEST. Qualified Matching Contributions and Qualified Nonelective Contributions may be taken into account as Elective Deferrals for purposes of calculating the ADP. In determining Elective Deferrals for the purpose of the ADP test, the Employer shall include Qualified Matching Contributions and Qualified Nonelective Contributions under this Plan or any other plan of the Employer, as provided by Regulations. The Amount of Qualified Matching Contributions and Qualified Nonelective Contributions made and taken into account as Elective Deferrals for purposes of calculating the ADP, subject to such other requirements as may be prescribed by the secretary of the Treasury, shall be such as are needed to meet the Actual Deferral Percentage test stated in Article VI.

                  e. AVERAGE CONTRIBUTION PERCENTAGE. In computing the Average Contribution Percentage, the Employer shall take into account, and include as Contribution Percentage Amounts, Elective Deferrals and Qualified Nonelective Contributions under this Plan or any other plan of the Employer, as provided by Regulations. The amount of Elective Deferrals and Qualified Nonelective Contributions that are made under this Plan and taken into Account as Contribution Percentage Amounts for purposes of calculating the Average Contribution Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such as are needed to meet the Average Contribution Percentage test stated in Article VI. Forfeitures of Excess Aggregate Contributions shall be (CHOOSE ONE)

                       (X) applied to reduce Employer contributions.

                       ( ) allocated, after all other forfeitures under the
                           Plan, to each Participant's Matching Contribution Subaccount in the ratio which each Participant's Plan Compensation for the Plan Year bears to the total Plan Compensation of all Participants for such Plan Year. Such forfeitures will not be allocated to the Account of any Highly-compensated Employee.

                  f. EXCESS ELECTIVE DEFERRALS. Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by MARCH 15. (Specify a date before April 15 to allow the Plan Administrator to distribute any Excess Elective Deferrals by April 15.)

                  g. DISTRIBUTION OF ELECTIVE DEFERRALS, QUALIFIED NONELECTIVE CONTRIBUTIONS, AND QUALIFIED MATCHING
                       CONTRIBUTIONS. Distribution of such amounts shall be in accordance with Article X of the Plan. Distribution of such amounts may also be made upon the occurrence of the following events (CHOOSE ALL THAT APPLY):

                       (X) the attainment of age 59-1/2 by a Participant.

                       (X) the termination of the Plan without the establishment
                           of another define contribution plan, other than an employee stock ownership plan (as defined in Section 4975(e) or Section 409 of the Code) or a simplified employee pension plan as defined in Section 408(k) of the Code.

                       (X) the disposition by a corporation to an unrelated
                           corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation Acquiring such assets.

                       (X) the disposition by a corporation to an unrelated
                           entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

                  h.   HARDSHIP DISTRIBUTIONS (CHOOSE ONE):

                       (X) The Employer will permit distribution of a
                           Participant's Elective Deferrals on account of the Hardship of the Participant as described in
                           Section 6.8.

                       ( ) The Employer will not permit distribution of a
                           Participant's Elective Deferrals on account of the Hardship of the Participant as described in
                           Section 6.8.

      B.    COMPENSATION

            Plan Compensation for purposes of contributions will mean all of each Participant's W-2 earnings which are actually paid to the Participant for (CHOOSE ONE)

            (X)   the Plan Year.

            ( ) a 12-consecutive month period ending with or within the Plan Year, commencing on _______________. For Employees whose date of hire is less than 12 months before the end of the 12 month period designated above, compensation will be determined over the Plan Year.

            ( )   the calendar year ending with or within the Plan Year.

            If no period is specified, Plan Compensation shall be determined based on the Plan Year.

            Plan Compensation (X) shall include ( ) shall NOT include Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Sections 125, 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

      C.    ENTITLEMENT TO ALLOCATION

            Participants entitled to an allocation of the Employer contribution described in Item 6(A)(i) shall be those who (CHOOSE ALL THAT APPLY)

            (X) are employed on the last day of the Plan Year for which the Employer contribution is made.

            ( ) terminate employment with the Employer during the Plan Year for which the contribution is made, but only if the Participant has been credited with at least 501 Hours of Service during that Plan Year.

            ( ) are credited with at least __________ (not more than 1,000) Hours of Service during the Plan Year for which the Employer contribution is made, whether or not employed by the Employer on the last day of the Plan Year.

            ( ) are employed on the last day of the Plan Year for which the Employer contribution is made and are credited with at least ________________ (not more than 1000) Hours of Service during the Plan Year for which the contribution is made.

7.    LIMITATION ON ALLOCATIONS

      If the Employer maintains or ever maintained another qualified plan in which any participant in this Plan is (or was) a participant or could become a participant, the Employer must complete this section.

      A. If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a Master or Prototype Plan (CHOOSE ONE)

            (X) the provisions of Section 4.6 will apply as if the other plan were a Master or Prototype Plan.

            ( )   _____________________________________________________________
                  _____________________________________________________________

                  (Provide the method under which the plans will limit total Annual Additions to the Maximum Permissible Amount, and will properly reduce any Excess Amounts, in a manner that precludes Employer discretion.)

      B. If the Participant is or has ever been a participant in a defined benefit plan maintained by the Employer, the amount of any Annual Additions to a Participant's Account will be limited as follows:

            BY REDUCING THE ANNUAL ADDITIONS IN THIS PLAN AS NECESSARY TO SATISFY THE SECTION 415 LIMITS

      C. The minimum allocation required for any year in which this Plan is top heavy (CHOOSE ONE)

            (X)   shall be made to this Plan.

            ( ) shall be made to another plan maintained by the Employer as follows: ____________________________________________________

      D. Present value: For purposes of establishing present value to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on an interest rate of 6% and the UP 1984 Mortality Table unless otherwise specified below:

                   Interest Rate:            %
                                     -----------
                   Mortality Table
                                  ---------------------------------------------

8.    ROLLOVERS AND TRANSFERS TO PARTICIPANT'S ACCOUNT; LOANS TO PARTICIPANTS

      A.    ROLLOVERS (CHOOSE ONE)

            (X) This Plan shall permit an Employee to roll over cash or other property he has received from his interest in another qualified plan, according to Section 5.2.

            ( ) This Plan shall not accept rollover contributions from Employees.

      B.    TRANSFERS (CHOOSE ONE)

            (X) This plan shall permit an Employee to request a direct transfer to this Plan of his interest in another qualified plan, according to Section 5.3.

            ( ) This Plan shall not accept transfers from another qualified plan.

            C.    LOAN (CHOOSE ONE)

                  (X) This Plan shall permit a Participant or Beneficiary to borrow from his Vested Account Balance.

                  ( ) This Plan shall not permit loans to Participants or Beneficiaries.

9.    INVESTMENT DIRECTION (CHOOSE ONE SOURCE OF INVESTMENT DIRECTION BETWEEN A
      OR B)

      A.    ( )   A Participant MAY NOT request that all or any portion of his
                  Account be segregated and invested as the Participant directs.
                  If a Trustee is named the Trustee shall make all investment decisions. If no Trustee is named, the Employer shall name an Investment Director below:

                  Name of Investment Director
                                              ---------------------------------
                  Address
                         ------------------------------------------------------
                  City                     State              Zip
                      --------------------       ------------     -------------

      B.    (X)   A Participant MAY request that all or part of his Account be segregated and invested as the Participant --- directs in accordance with Section 8.3 of the Plan and as specified below:

                  If a Trustee is named, the Participant shall direct the Trustee in accordance with the limitations as described in this Item 9(B) and Section 8.3 of the Plan. If no Trustee is named, the Participant shall be the Investment Director in accordance with the limitations described in this Item 9(B) and Section 8.3 of the Plan.

                  (i) PORTION OF ACCOUNT AVAILABLE FOR SELF-DIRECTION. A Participant may request that (CHOOSE ONE)

                        1.    (X)   All or any portion of his Account may be
                                    invested as he directs.

                        2.    ( )   Only the portion of his Account attributable
                                    to the Participant Elective Deferrals be invested as he directs, but only in increments of ______% of his Elective
                                    Deferrals.

                  (ii) PARTICIPANTS WHO MAY SELF-DIRECT. The following Participants may direct the investment of the amounts designated by the Employer in Item 9(B)(i) above:
                        (CHOOSE ONE)

                        1.    (X)   All Participants

                        2.    ( )   Only Participants who are within ____ years
                                    of Normal Retirement Age.

                  (iii) COST OF SELF-DIRECTION. The costs of self-direction of investment shall be paid by (CHOOSE ONE)

                        1.    ( )   The Employer

                        2.     (X)  The Participant

                  (iv) INVESTMENT OPTIONS FOR SELF-DIRECTION. A Participant may direct the portion of his Account designated in Item 9(B)(i) above to be invested as follows: (CHOOSE ONE)

                        1.    ( )   In any manner in which the Participant
                                    directs, subject to the provisions of
                                    Section 8.3 of the Plan.

                        2.    ( )   Between and among the following investment
                                    options or funds:
                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________
                                    ___________________________________________

                        3.    ( )   Between and among the investment options
                                    chosen by the Trustee (or Employer) from time to time.

                        4.    (X)    Between and among the investment options
                                     chosen by the Trustee (or Employer) from time to time in a manner designed to comply with Section 404(c) of ERISA.

                  (v) TIME FOR INVESTMENT INSTRUCTION. A Participant may give investment directions at the following time or times (CHOOSE ONE)

                        1.    ( )    annually, on ____________ each year.

                        2.    ( )    semi-annually, on _____ and ____ each year.

                        3.    ( )    quarterly, on _______, _______, _______,
                                     and ________ each year.

                        4.    ( )    monthly, on the last day of each month.

                        5.    (X)    daily.

                        Allowing Participants to change investment direction quarterly, monthly, or daily may meet the safe harbor requirements of Section 404(c) of ERISA regarding the timing of direction of investments based on the volatility of the assets, subject to compliance with all other requirements of Section 404(c).

      C.    INSURANCE PROVISIONS (CHOOSE ONE)

                  (i)   (X) The Trustee (or Custodian) may not invest the assets
                            of the Plan in life insurance contracts.

                  (ii)  ( ) If the Employer has selected Item 9(A) above such that a Participant may not direct the investment of his account, a Participant may instruct the Trustee (or Custodian) to invest a portion of the Participant's Account in life insurance contracts on the Participant's life in accordance with
                            Section 8.4.

                  (iii) ( ) If the Employer has selected Item 9(B) and permits a Participant to direct the investment of some or all of his Account, the Participant may direct the Trustee (or Custodian) to invest a portion of his Account in a life insurance contract on the Participant's life in accordance with Section 8.4.

10.  RETIREMENT

     A.   For each Participant, Normal Retirement Age is (CHOOSE ONE)

          (X)  age 65 (not to exceed 65).

          ( ) the later of _____ (not to exceed 65) or the ______ (not to exceed 5th) anniversary of the participation commencement date. If, for Plan Years beginning before January 1, 1988, Normal Retirement Age was determined with reference to the anniversary of the participation commencement date (more than 5 but not to exceed 10 years), the anniversary date for Participants who first commenced participation under the Plan before the first Plan Year beginning on or after January 1, 1988, shall be the earlier of
               (A) the tenth anniversary of the date the Participant commenced participation in the Plan (or such anniversary as had been elected by the Employer, if less than 10) or (B) the fifth anniversary of the first day of the first Plan Year beginning on or after January 1, 1988. The participation commencement date is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

     B. Availability of Retirement Benefits (if none are indicated, benefits will be available only upon Normal or Late Retirement, or at Death):

          ( ) EARLY RETIREMENT. A Participant shall be eligible for Early Retirement benefits according to Section 9.2 upon attainment of age _____ and completion of ____ Years of Service.

          (X) DISABILITY RETIREMENT. A Disabled Participant shall be eligible for Disability Retirement according to Section 9.4 provided he has completed N/A Years of Service.

          (X) TERMINATION OF EMPLOYMENT. Payment of any total Account balance of more than $3,500.00 may be made at the Participant's request after termination of employment and before the Early (if applicable) or Normal Retirement Age selected by the Employer.

          (X) LATE RETIREMENT. A Participant who has attained Normal Retirement Age but who has not terminated employment may request a payment of benefits in accordance with Section 9.3.

          (X) SMALL BENEFIT PAYMENT. Payment of any total Account balance of less than $3,500.00 to which the Participant is entitled shall not require the consent of the Participant, and shall be made within 90 days after the first Valuation Date following the Participant's termination of employment.

11.  FORM OF BENEFITS

A.   FORM OF RETIREMENT BENEFITS

     i. The normal (automatic) form of benefits paid from this Plan shall be (CHOOSE ONE)

          (X)  single sum payment.

          ( ) Joint and 50% Survivor Annuity for married Participants, and life annuity for unmarried Participants.

     ii. The Participant or Beneficiary may instead elect to receive benefits in any of the following optional forms, subject to the provisions of
          Article X:

          ( )  single sum payment.

          ( )  Joint and 50% Survivor Annuity.

          ( )  life annuity.

          ( ) equal installments, paid __________ times per year, for a period of ______________ years (but not longer than the maximum period described in Section 10.2(b) of the Plan).

          (X) all forms available under this Plan as maintained by the Employer prior to this Restatement (specify forms)
                    ONE LUMP SUM PAYMENT IN CASH
                    PAYMENT OVER A PERIOD CERTAIN IN MONTHLY, QUARTERLY, SEMI-ANNUAL OR ANNUAL CASH INSTALLMENTS.

          ( )  other (describe) ______________________________________

     B.   FORM OF DEATH BENEFITS

          If the participant dies before payment of his Account balance has begun, his Account balance shall be paid to his Designated Beneficiary (which, in the case of a married Participant, shall be his Spouse unless the Spouse has provided written, notarized consent to the Participant's designation of another Beneficiary). The automatic form of Death Benefit shall be (CHOOSE ONE)

          (X)  a single sum payment representing the total Account balance.

          ( )  a 50% survivor annuity, payable in accordance with Article X.

12.  VESTING

     A.   I.   NORMAL VESTING SCHEDULE - (CHOOSE (1), (2), (3), (4), OR (5) AND
               FILL IN THE APPROPRIATE PERCENTAGES)

               A Participant shall have a nonforfeitable interest in his Account in accordance with the following schedule:

               (1) _____  A Participant shall at all times have a fully vested and nonforfeitable interest in his Account.

                   Years            2-Year           Other          7-Year       Other
                     of              Cliff           Cliff          Graded       Graded
                   Service          (2)              (3) X          (4)          (5)
                                        ---             ---             ---         ---
                     0                   0                0%             0          ___%
                     1                   0                0%             0          ___%
                     2                 100%               0%             0          ___%
                     3                 100%               0%            20%         ___% (at least 20%)
                     4                 100%               0%            40%         ___% (at least 40%)
                     5                 100%             100%            60%         ___% (at least 60%)
                     6                 100%             100%            80%         ___% (at least 80%)
                     7 or more         100%             100%           100%         100%

               If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift is an amendment to the vesting schedule and the election described in Section 13.1(e) shall apply.

          ii. TOP-HEAVY MINIMUM VESTING SCHEDULE - (CHOOSE (1), (2), (3), (4), OR (5) AND FILL IN THE APPROPRIATE PERCENTAGES)

               For any year in which this Plan is top-heavy as determined under
               Section 12.1 of the Plan, the following vesting schedule shall apply:

               (1)  _____ A Participant shall at all times have a fully vested and nonforfeitable interest in his Account.

                                 Years            2-Year           Other          6-Year       Other
                                   of              Cliff           Cliff          Graded       Graded
                                Service          (2) ____         (3) X          (4) ____      (5) ____
                                                                      ---
                                 0                   0                0%             0          ___%
                                 1                   0                0%             0          ___%
                                 2                 100%               0%            20%         ___% (at least 20%)
                                 3                 100%             100%            40%         ___% (at least 40%)
                                 4                 100%             100%            60%         ___% (at least 60%)
                                 5                 100%             100%            80%         ___% (at least 80%)
                                 6 or more         100%             100%           100%         100%

               If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift is an amendment to the vesting schedule and the election described in Section 13.1(e) shall apply.

          iii. VESTING OF 401(K) MATCHING CONTRIBUTIONS - The nonforfeitable interest of each Participant in his Matching Contribution subaccount shall be determined on the basis of the Employer's election in Item 6(A)(ii) above, and the following (CHOOSE ONE AND FILL IN THE APPROPRIATE PERCENTAGES):

                                 Years            2-Year           Other          7-Year       Other
                                   of              Cliff           Cliff          Graded       Graded
                                Service          (1) ____         (2) X          (3) ____      (4) ____
                                                                      ---
                                 0                   0                0%             0          ___%
                                 1                   0                0%             0          ___%
                                 2                 100%               0%             0          ___%
                                 3                 100%               0%            20%         ___% (at least 20%)
                                 4                 100%               0%            40%         ___% (at least 40%)
                                 5                 100%             100%            60%         ___% (at least 60%)
                                 6                 100%             100%            80%         ___% (at least 80%)
                                 7 or more         100%             100%           100%         100%

               If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift is an amendment to the vesting schedule and the election described in Section 13.1(e) shall apply.

*    B.   SERVICE CREDITED FOR VESTING

          All of an Employee's Years of Service with the Employer are counted to determine to determine the nonforfeitable percentage in the Employee's Account balance derived from Employer contributions except:

          ( )  Years of Service before age 18

          ( ) Years of Service during a period for which the Employee made no mandatory contributions.

          ( ) Years of Service before the Employer maintained this Plan or a predecessor plan.

13.  DUTIES OF EMPLOYER OR ADMINISTRATOR

     The Employer specifically reserves to itself, the Plan Administrator, and the Trustee (or Custodian, if applicable) sole management of each Trust (or Custodial Account) under the Plan. control of investments and reinvestments shall be retained as provided in Item 9 of this Adoption Agreement.

*YEARS OF SERVICE SHALL INCLUDE ALL YEARS OF SERVICE WITH INDUSTRIAL SAVINGS
 AND LOAN ASSOCIATION

AMENDED ON JULY 1, 2001, EFFECTIVE ON AND AFTER THE ACQUISITION DATE OF INDUSTRIAL SAVINGS AND LOAN ASSOCIATION.

14.  CUSTODIAN

     A. NAME OF CUSTODIAN. (This Section must be completed if a Trustee is not named in Section 1(C).) The Custodian of the assets of this Plan shall be:

          (X)  McDonald & Company Securities, Inc.

          ( )  Other __________________________________________________________
                     __________________________________________________________

     B.   ACCOUNTS.

          (X)  The Custodian shall establish a Custodial Account for the Plan.

          ( ) The Custodian shall establish a separate Custodial Account for each Participant.

     The Custodian agrees to carry out the duties and responsibilities of the Custodian as set forth in the Plan and Adoption Agreement. The Custodian shall not make any distribution of property held in each Custodial Account, except on the written direction of the Employer or Plan Administrator or the Trustee, for each Participant or his Beneficiaries. If a Custodian is named, the Custodian shall be compensated for its services under the Plan in accordance with the current custodial fee schedule which may be amended from time to time by the Custodian.

15.  RELIANCE

     The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to plan qualification, the Employer must apply to the appropriate key District Director of Internal Revenue for a determination letter.

         This Adoption Agreement may be used only in conjunction with the McDonald & Company Securities, Inc. Prototype Defined Contribution Retirement Plan (Basic Plan Document No. 01). The Employer may amend its choice of options provided by this Adoption Agreement, except that any change shall be valid only upon written notice to, and acceptance by, McDonald & Company Securities, Inc. Any change or amendment of this Adoption Agreement shall be subject to the provisions of Section 13.1 of the Plan. Failure to properly complete this Adoption Agreement may result in disqualification of the Plan.
         The Employer certifies that it has conferred with and acted upon the advice of its legal counsel and/or tax advisor in adopting this Prototype Retirement Plan.

         IN WITNESS WHEREOF, the Employer, Trustee, Custodian (if any) and the Sponsoring Organization have executed this Adoption Agreement on this 28th day of February, 1997.

                                 The Home Savings & Loan Co. of Youngstown, Ohio

                                      By:  /S/ Patrick A. Kelly
                                           ------------------------------------
                                           (Signature of sole proprietor,
                                            partner, or corporate officer)

                                                     EMPLOYER

                                               -------------------


                                      By:
                                           ------------------------------------
                                           (Signature of sole proprietor,
                                           partner, or corporate officer)

                                                     EMPLOYER

                                               -------------------


                                      By:
                                           -------------------------------------
                                                      TRUSTEE

                                               -------------------

                                      By:
                                           -------------------------------------
                                                     CUSTODIAN

         This Adoption Agreement is accepted this 28th day of February, 1997.

                                              MCDONALD & COMPANY
                                                  SECURITIES, INC.

                                     By:   /s/ FRANCES A. CONNELLY
                                           -------------------------------------

                                            (Authorized Signature)

                                           SPONSORING ORGANIZATION

                       ACTION BY THE BOARD OF DIRECTORS OF
               THE HOME SAVINGS & LOAN COMPANY OF YOUNGSTOWN, OHIO


         RESOLVED, that the Corporation adopt the Amendment to the Home Savings & Loan Company 401(k) Savings Plan in the form attached to this Resolution, and that the Board of Directors is hereby authorized to execute such document of amendment on behalf of the Corporation.


                                           BY: /s/ Douglas M. Mckay
                                               --------------------------------


                                           ATTEST: /s/ Donald J. Varner
                                                   ----------------------------


                                           DATE: 12-18-97
                                                 ------------------------------

                            CERTIFICATE OF RESOLUTION

                                  AMENDMENT TO
                         THE HOME SAVINGS & LOAN COMPANY
                               401(K) SAVINGS PLAN


WHEREAS, The Home Savings & Loan Company of Youngstown, Ohio (hereinafter the "Employer") adopted a 401(k) Savings Plan effective January 1, 1993, and

WHEREAS, the Employer desires to amend the Plan from time to time, pursuant to
Section 13.1 of the Plan Document, and

WHEREAS, the Employer desires to clarify the employees who are eligible to participate in the plan;

NOW, THEREFORE, the Plan is hereby amended effective July 1, 1997, according to
Section 5.A. and Section 5.B. of the Adoption Agreement as follows:

         5.A: AGE AND SERVICE REQUIREMENTS

         Each Employee will be eligible to participate in this Plan, in accordance with Article III of the Plan Document, except Limited Service employees.

         5.B: ELIGIBILITY FOR 401(K) OPTION

         Each Employee shall be eligible to make the election in Section 6.3 of the Adoption Agreement, and participate in the 401(k) Arrangement according to Article VI of the Plan Document, except Limited Service employees.

                            CERTIFICATE OF RESOLUTION

                                AMENDMENT TO THE
                         THE HOME SAVINGS & LOAN COMPANY
                               401(K) SAVINGS PLAN


WHEREAS, The Home Savings & Loan Company (hereinafter the "Employer") adopted a 401(k) Savings Plan effective January 1, 1993, subsequently restated January 1, 1996 and

WHEREAS, the Employer desires to amend the Plan from time to time, pursuant to
Section 13.1 of the Plan Document, and

WHEREAS, the Employer desires to amend the Adoption Agreement in certain respects, as listed below, due to the acquisition of the Industrial Savings and Loan Association, and

WHEREAS, the Adoption Agreement will be amended on and after the acquisition date of Industrial Savings and Loan Association, and

NOW, THEREFORE, the Adoption Agreement is hereby amended effective JULY 1, 2001, according to the following:


                                     ITEM I


SECTION 5.(A.) ELIGIBILITY:
         Service Requirement:
                  Years of Service shall include all years of service with Industrial Savings and Loan Association.

SECTION 5.(B.) ELIGIBILITY FOR 401(K) OPTION:
         Service Requirement:
                  Years of Service shall include all years of service with Industrial Savings and Loan Association.

SECTION 12.(B.) SERVICE CREDITED FOR VESTING:
         Years of Service shall include all years of service with Industrial Savings and Loan Association

                       ACTION BY THE BOARD OF DIRECTORS OF
               THE HOME SAVINGS & LOAN COMPANY OF YOUNGSTOWN, OHIO


RESOLVED, that the Corporation adopt the amendment to the The Home Savings & Loan Company 401(k) Savings Plan in the form attached to this Resolution, and that the Board of Directors is hereby authorized to execute such document of amendment on behalf of the Corporation.


                                     THE HOME SAVINGS AND LOAN COMPANY
                                         OF YOUNGSTOWN, OHIO


                                     By: /s/ DOUGLAS M. MCKAY
                                         -------------------------------------


                                     Attest: /s/ DONALD J. VARNER
                                             ---------------------------------


                                     Date: JUNE 21, 2001
                                           -----------------------------------

                            CERTIFICATE OF RESOLUTION

                                  AMENDMENT TO
                         THE HOME SAVINGS & LOAN COMPANY
                               401(K) SAVINGS PLAN


WHEREAS, The Home Savings & Loan Company (hereinafter the "Employer") adopted a 401(k) Savings Plan effective January 1, 1993, subsequently restated January 1, 1996 and

WHEREAS, the employer desires to amend the Plan from time to time, pursuant to
Section 13.1 of the Plan Document, and

WHEREAS, the employer desires to amend the Adoption Agreement in certain respects, as specified in the items below:

NOW, THEREFORE, the Adoption Agreement is hereby amended effective January 1, 2002, according to the following:


                                     ITEM I


ITEM 12(A)(i) NORMAL VESTING SCHEDULE

A Participant shall have a nonforfeitable interest in his Account in accordance with the following schedule:

      Years of Service             Vested Percentage
              0                           0%
              1                           0%
              2                           0%
              3                          100%

                       ACTION BY THE BOARD OF DIRECTORS OF
               THE HOME SAVINGS & LOAN COMPANY OF YOUNGSTOWN, OHIO


RESOLVED, that the Corporation adopt the amendment to the The Home Savings & Loan Company 401(k) Savings Plan in the form attached to this Resolution, and that the Board of Directors is hereby authorized to execute such document of amendment on behalf of the Corporation.


                                          The Home Savings & Loan Company
                                                of Youngstown, Ohio


                                          By: /s/ Douglas M. Mckay
                                              --------------------------------


                                          Attest: /s/ Donald J. Varner
                                                  ----------------------------


                                          Date: 3/21/02
                                                ------------------------------

                            CERTIFICATE OF RESOLUTION

                                AMENDMENT TO THE
                         THE HOME SAVINGS & LOAN COMPANY
                               401(K) SAVINGS PLAN


WHEREAS, The Home Savings & Loan Company (hereinafter the "Employer") adopted a 401(k) Savings Plan effective January 1, 1993, subsequently restated January 1, 1996 and

WHEREAS, the employer desires to amend the Plan from time to time, pursuant to
Section 13.1 of the Plan Document, and

WHEREAS, the employer desires to amend the Adoption Agreement in certain respects, as specified in the items below:

NOW, THEREFORE, the Adoption Agreement is hereby amended effective April 1, 2002, according to the following:


                                     ITEM I


SECTION 5.(A.) ELIGIBILITY:
         Service Requirement:
         Years of Service shall include all years of service with Potters Bank.

SECTION 5.(B.) ELIGIBILITY FOR 401(K) OPTION:
         Service Requirement:
         Years of Service shall include all years of service with Potters Bank.

SECTION 12.(B.) SERVICE CREDITED FOR VESTING:
         Years of Service shall include all years of service with Potters Bank.

                       ACTION BY THE BOARD OF DIRECTORS OF
               THE HOME SAVINGS & LOAN COMPANY OF YOUNGSTOWN, OHIO


RESOLVED, that the Corporation adopt the amendment to the The Home Savings & Loan Company 401(k) Savings Plan in the form attached to this Resolution, and that the Board of Directors is hereby authorized to execute such document of amendment on behalf of the Corporation.


                                    The Home Savings & Loan Company
                                         of Youngstown, Ohio


                                     By: /s/ Douglas M. Mckay
                                         ----------------------------------


                                     Attest: /s/ Donald J. Varner
                                             ------------------------------


                                     Date: 3/21/02
                                           --------------------------------